                                                                  Exhibit 99.1

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                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             OEP IMAGING CORPORATION

                                       AND

                              POLAROID CORPORATION

                                       AND

                   THE POLAROID SUBSIDIARIES IDENTIFIED HEREIN

                            DATED AS OF MAY 14, 2002


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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE I DEFINITIONS.............................................................................................1

   Section 1.01.      Defined Terms...............................................................................1

ARTICLE II PURCHASE AND SALE OF BUSINESS.........................................................................12

   Section 2.01.      Purchase and Sale of Business..............................................................12
   Section 2.02.      Excluded Assets............................................................................14
   Section 2.03.      Assumed Liabilities........................................................................16
   Section 2.04.      Excluded Liabilities.......................................................................17
   Section 2.05.      Consideration; Estimated Consideration.....................................................19
   Section 2.06.      Purchase Price Adjustment..................................................................19
   Section 2.07.      Deposit Amount.............................................................................21

ARTICLE III THE CLOSING..........................................................................................22

   Section 3.01.      Closing....................................................................................22
   Section 3.02.      Consideration; Deliveries..................................................................22
   Section 3.03.      Purchase Price Allocation..................................................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS.........................................................24

   Section 4.01.      Organization and Good Standing.............................................................25
   Section 4.02.      Authority Relative to this Agreement.......................................................25
   Section 4.03.      Governmental Consents and Approvals........................................................26
   Section 4.04.      No Violations..............................................................................26
   Section 4.05.      Contracts; Compliance......................................................................27
   Section 4.06.      Accounts Receivable; Accounts Payable......................................................27
   Section 4.07.      Inventory..................................................................................28
   Section 4.08.      All Assets.................................................................................28
   Section 4.09.      Financial Statements.......................................................................28
   Section 4.10.      Relationship with Customers and Suppliers..................................................28
   Section 4.11.      No Changes.................................................................................29
   Section 4.12.      Litigation.................................................................................30
   Section 4.13.      No Default.................................................................................30
   Section 4.14.      No Violation of Law........................................................................30
   Section 4.15.      Environmental Matters......................................................................31
   Section 4.16.      Employee Benefits..........................................................................32
   Section 4.17.      Real Property..............................................................................34
   Section 4.18.      Title to and Use of Property...............................................................36
   Section 4.19.      Brokers....................................................................................36
   Section 4.20.      Intellectual Property......................................................................36
   Section 4.21.      Labor Matters..............................................................................38
   Section 4.22.      Tax Matters................................................................................38
   Section 4.23.      Products Liability.........................................................................39

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   Section 4.24.      Debt Repayment.............................................................................39
   Section 4.25.      Investment.................................................................................40

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................40

   Section 5.01.      Organization...............................................................................40
   Section 5.02.      Authority Relative to This Agreement.......................................................40
   Section 5.03.      No Violations..............................................................................40
   Section 5.04.      Consents and Approvals.....................................................................41
   Section 5.05.      Litigation.................................................................................41
   Section 5.06.      Financing..................................................................................41
   Section 5.07.      Brokers....................................................................................41

ARTICLE VI COVENANTS.............................................................................................41

   Section 6.01.      Conduct of Business by the Polaroid Entities Pending the Closing...........................41
   Section 6.02.      Access and Information.....................................................................43
   Section 6.03.      Filings; Other Actions.....................................................................43
   Section 6.04.      Public Announcements.......................................................................44
   Section 6.05.      Acquired Assets............................................................................44
   Section 6.06.      Bankruptcy Actions.........................................................................44
   Section 6.07.      Tax Matters................................................................................45
   Section 6.08.      Certain Employee Benefit Matters...........................................................48
   Section 6.09.      WARN Act Notices...........................................................................50
   Section 6.10.      Additional Matters.........................................................................50
   Section 6.11.      Guarantees.................................................................................50
   Section 6.12.      No Solicitations...........................................................................50
   Section 6.13.      Assumed Contracts; Cure Amounts............................................................51
   Section 6.14.      Title Insurance............................................................................52
   Section 6.15.      Surveys....................................................................................52
   Section 6.16.      Zoning Compliance..........................................................................52
   Section 6.17.      Bulk Transfer Laws.........................................................................52
   Section 6.18.      Use of Name................................................................................52
   Section 6.19.      Intercompany Payables......................................................................53

ARTICLE VII ADDITIONAL POST-CLOSING COVENANTS....................................................................53

   Section 7.01.      Further Assurances.........................................................................53
   Section 7.02.      Books and Records; Personnel...............................................................53
   Section 7.03.      Continued Cooperation......................................................................54
   Section 7.04.      Contingent Agreements and Notes............................................................54

ARTICLE VIII CONDITIONS PRECEDENT................................................................................54

   Section 8.01.      Conditions Precedent to Obligations of the Sellers and the Purchaser.......................54
   Section 8.02.      Conditions Precedent to Obligation of the Sellers..........................................55
   Section 8.03.      Conditions Precedent to Obligation of the Purchaser........................................55

ARTICLE IX FURTHER AGREEMENTS AND TERMINATION....................................................................57

   Section 9.01.      Termination................................................................................57
   Section 9.02.      Termination Payment........................................................................59

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   Section 9.03.      Procedure and Effect of Termination........................................................60

ARTICLE X INDEMNIFICATION........................................................................................60

   Section 10.01.     Indemnification............................................................................60

ARTICLE XI GENERAL PROVISIONS....................................................................................63

   Section 11.01.     Disclosure Schedule........................................................................63
   Section 11.02.     Notices....................................................................................63
   Section 11.03.     Descriptive Headings.......................................................................64
   Section 11.04.     Entire Agreement; Assignment...............................................................64
   Section 11.05.     Governing Law..............................................................................65
   Section 11.06.     Venue and Retention of Jurisdiction........................................................65
   Section 11.07.     Risk of Loss...............................................................................65
   Section 11.08.     Expenses...................................................................................65
   Section 11.09.     Amendment..................................................................................65
   Section 11.10.     Waiver.....................................................................................65
   Section 11.11.     Counterparts; Effectiveness................................................................65
   Section 11.12.     Severability; Validity.....................................................................66
   Section 11.13.     No Third Party Beneficiaries or Liabilities................................................66
   Section 11.14.     Enforcement of Agreement...................................................................66
   Section 11.15.     Separate Agreements........................................................................66

ARTICLE XII INDEX OF DEFINED TERMS...............................................................................67

   Section 12.01.     Index......................................................................................67

EXHIBITS

Exhibit A         Acquired Subsidiaries
Exhibit B         Sale Procedures Order
Exhibit C         Approval Order
Exhibit D         Disclosure Schedule
Exhibit E         Deposit Escrow Agreement
Exhibit F         Bill of Sale
Exhibit G         Assignment and Assumption of Contracts
Exhibit H         Assumption of Liabilities
Exhibit I         Assignment and Assumption of Lease
Exhibit J         Assignment of Copyrights
Exhibit K         Assignment of Patents
Exhibit L-1       Assignment of Trademarks (for filing in foreign jurisdictions)
Exhibit L-2       Assignment of Trademarks (for filing in the United States)
Exhibit L-3       Assignment of Trademark Applications
Exhibit M         Bidding Procedures
Exhibit N         Holdback Escrow Agreement
Exhibit O         Quitclaim Deeds
Exhibit P         Foreign Investment in Real Property Tax Act Certification and Affidavit
Exhibit Q         Projected Balance Sheet

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Exhibit R         Tax Records
Exhibit S         2002 Financial Plan
Exhibit T         Acquisition Agreement
Exhibit U         Warrant Terms
Exhibit V         Wire Instructions of Purchaser
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         AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 14, 2002, is entered into by and among OEP Imaging Corporation, a Delaware corporation (the "PURCHASER"), Polaroid Corporation, a Delaware corporation ("POLAROID"), and its Subsidiaries (as herein defined) listed on the signature pages of this Agreement (collectively, together with Polaroid, the "SELLERS").

         WHEREAS, on October 12, 2001 (the "FILING DATE"), the Sellers filed voluntary bankruptcy petitions (the "PETITIONS") pursuant to Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE") before the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), jointly administered as Case No. 01-10864 (PJW) (Bankr. D. Del.) (the "CASE");

         WHEREAS, the Sellers desire to sell to the Purchaser and the Purchaser desires to purchase from the Sellers, (i) all of the outstanding capital stock of the Subsidiaries of Polaroid that are incorporated or organized outside of the United States which are directly owned by a Seller and identified on the list attached hereto as EXHIBIT A (the "ACQUIRED SUBSIDIARIES") and (ii) all of the assets, rights and properties of the Sellers relating to the Business (as herein defined) not conducted by the Acquired Subsidiaries and, in connection with such purchase and sale, the Purchaser will assume certain obligations and liabilities of Sellers, all on the terms and subject to the conditions set forth in this Agreement and in accordance with Sections 363 and 365 of the Bankruptcy Code (the "CONTEMPLATED TRANSACTIONS"); and

         WHEREAS, Sellers and Purchaser are parties to that certain Asset Purchase Agreement, dated as of April 18, 2002 (the "ORIGINAL ASSET PURCHASE AGREEMENT"), and desire to amend and restate the Original Asset Purchase Agreement in its entirety as set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto acknowledge and agree that this Agreement shall amend and supersede in its entirety the Original Asset Purchase Agreement, and hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.01. DEFINED TERMS. As used herein, the terms below shall have the following meanings. An index of defined terms is set forth in
Article XI.

         "ACCOUNTS PAYABLE" means all trade accounts and notes payable of the Business determined in accordance with GAAP and reflected on the books and records of the Polaroid Entities with respect to the Business, but excluding any other accrued liabilities.

         "ACCOUNTS RECEIVABLE" means all accounts and notes receivable of the Business determined in accordance with GAAP and reflected on the books and records of the Polaroid Entities with respect to the Business.

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         "ACQUISITION PROPOSAL" means a proposal involving a third party (other than the Purchaser or any of its Affiliates) and any Seller or any Affiliate of any Seller relating to any merger, consolidation, business combination, sale of all or substantially all of any Seller's assets, sale of shares of capital stock or other Equity Interests or any restructuring, recapitalization, investment, or similar transaction (whether through a plan of reorganization or otherwise) involving, in each case, a significant portion of the Acquired Assets or Business to be purchased by the Purchaser pursuant to this Agreement.

         "AFFILIATE" shall mean with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person.

         "ANCILLARY AGREEMENTS" means the Bill of Sale substantially in the form attached hereto as EXHIBIT F, the Assignment and Assumption of Contracts substantially in the form attached hereto as EXHIBIT G, the Assumption of Liabilities substantially in the form attached hereto as EXHIBIT H, each Assignment and Assumption of Lease substantially in the form attached hereto as
EXHIBIT I, the Assignment of Copyrights substantially in the form attached hereto as EXHIBIT J, the Assignment of Patents substantially in the form attached hereto as EXHIBIT K, the Assignments of Trademarks substantially in the forms attached hereto as EXHIBIT L-1 and L-2, the Assignment of Trademark Applications substantially in the form attached hereto as EXHIBIT L-3, the Deposit Escrow Agreement, the Holdback Escrow Agreement, the Quitclaim Deeds substantially in the form attached hereto as EXHIBIT O, the Foreign Investment in Real Property Tax Act Certification and Affidavit substantially in the form attached hereto as EXHIBIT P, the Acquisition Agreement substantially in the form attached hereto as EXHIBIT T and any other assignment or transfer documents delivered at Closing.

         "APPLICABLE LAW" means any law, statute, order, rule, ordinance or regulation in any jurisdiction where the Business is conducted.

         "APPROVAL ORDER" means an order or orders of the Bankruptcy Court in the form attached hereto as EXHIBIT C, with such modifications thereto as the Purchaser shall approve or request in its sole discretion, authorizing and approving, among other things, the sale, transfer and assignment of the Acquired Assets to the Purchaser in accordance with the terms and conditions of this Agreement, free and clear of all Encumbrances other than Permitted Encumbrances, pursuant to Sections 363 and 365 of the Bankruptcy Code.

         "ASSUMED CONTRACTS" has the meaning set forth in Section 6.13.

         "BIDDING PROCEDURES" means those bidding procedures, attached hereto as EXHIBIT M, to be employed with respect to the sale of the Acquired Assets subject to Bankruptcy Court approval pursuant to the Sale Procedures Order.

         "BOOKS AND RECORDS" shall mean all books, records, lists, ledgers, files, manuals, permits, Contracts, agreements, correspondence, reports, plans, drawings and operating records of every kind (in any form or medium) pertaining to the Business, the Acquired Assets, the Assumed Liabilities, customers, suppliers, vendors, distributors or personnel, including, without limitation,
(A) all corporate books and records, disk or tape files, printouts, runs or other computer-based information and Sellers' interest in all computer programs required to access, and the equipment

                                      -2-
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containing, all such computer-based information, (B) all product, business and marketing plans, (C) all environmental control records, (D) all sales, maintenance and production records, (E) all technical information, product development techniques, details of clients, client and customer lists, referral sources, consultant Contracts, or operational methods, (F) all litigation records, accounting records and personnel records and (G) other proprietary information relating to the Business, the Acquired Assets and the Assumed Liabilities, together with all plans and designs of buildings, structures, fixtures and equipment.

         "BREACH" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant, obligation, term or condition in or of this Agreement, any Ancillary Agreement or in any exhibit, schedule, writing, document, instrument or certificate delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

         "BULK SALES LAWS" means any foreign, federal, state or local "bulk sales," "bulk transfer" or similar Laws.

         "BUSINESS" means the business and activities conducted by the Sellers and their respective Affiliates on and after the date hereof, including, without limitation, the business of designing, developing, manufacturing, marketing and selling products and services relating to instant and conventional photography, to photographic accessories, to eyewear, and to printing devices; the business of enhancing and exploiting certain Intellectual Property assets owned by the Sellers; and the business of inventing, developing, licensing and otherwise exploiting inventions and such Intellectual Property assets.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banking institutions in New York are authorized or required by law or executive order to close.

         "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations plus related interests at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CASH AND CASH EQUIVALENTS" means all cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the close of business on such day), certificates of deposit and other bank deposits, treasury bills and other cash equivalents.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System.

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         "CLAIM" means any claim (including, without limitation, as defined by
Bankruptcy Code Section 101(5)), demand, action, complaint, suit, lawsuit, litigation, inquiry, hearing, investigation, audit, notice of a violation, citation, summons, subpoena, grievance, arbitration, proceeding, labor dispute, arbitral action, audit, order, appeal or other dispute (whether civil, criminal, administrative, judicial, investigative or otherwise, whether formal or informal, whether public or private) commenced or brought.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the official committee of unsecured creditors appointed in the Case.

         "COMPETING TRANSACTION" means a Successful Bid (as defined in the Bidding Procedures) that is submitted by a Person other than the Purchaser and is accepted by the Sellers and approved by the Bankruptcy Court.

         "CONFIDENTIALITY AGREEMENT" means the letter agreement between Polaroid and the Purchaser regarding confidential treatment of certain information concerning Polaroid and its subsidiaries, dated November 15, 2001.

         "CONTINGENT ASSETS" means all rights of Sellers from and after the date hereof under (i) the Contingent Purchase Price Agreement dated May 15, 2001 by and between PD Winter Street, LLC and Polaroid, (ii) the Promissory Note dated June 21, 2000 made by 103 Fourth Avenue, LLC in favor of Polaroid in the original principal amount of $400,000, (iii) the Convertible Promissory Note dated April 7, 2000, and due April 7, 2005, made by Boston Laser, Inc. in favor of Polaroid in the original principal amount of $1,000,000, (iv) the balance outstanding on the date hereof under the Promissory Note dated April 7, 2000, and due October 7, 2001, made by Boston Laser, Inc. in favor of Polaroid in the original principal amount of $1,000,000, and (v) the Operating Agreement of GNBIF/Polaroid, LLC between The Greater New Bedford Industrial Foundation and Polaroid that is the subject of that certain Motion for Order Pursuant to 11 U.S.C. Sections 105(a) and 363(b) and Fed. R. Bankr. P. 6004, Authorizing Polaroid Corporation's Entry into an Operating Agreement with the Greater New Bedford Industrial Foundation filed by Polaroid with the Bankruptcy Court on March 28, 2002 (Docket No. 775).

         "CONTRACT" means any agreement, lease, note, loan, evidence of Indebtedness, the terms of any security, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement or arrangement, License, instrument, obligation, commitment, quotation or other executory commitment (including all amendments and supplements to any of the foregoing), whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

         "COPYRIGHTS" means all copyrightable works, mask works, copyrights, and all domestic and foreign applications, registrations, and renewals in connection therewith.

         "DATE HEREOF" and "DATE OF THIS AGREEMENT" each means, and "CURRENT" and "CURRENTLY" each relates to, the date of the Original Asset Purchase Agreement.

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         "DEPOSIT ESCROW AGREEMENT" means the deposit escrow agreement, dated as of the date hereof, by and among the Purchaser, the Sellers and the Escrow Agent substantially in the form attached hereto as Exhibit E.

         "DETERMINATION DATE" means December 31, 2001.

         "DISCLOSURE SCHEDULE" means the disclosure schedules to this Agreement delivered by the Sellers to the Purchaser.

         "$" or "DOLLAR" means lawful currency of the United States.

         "DOMAIN NAMES" means all rights in Internet web sites and Internet domain names.

         "EMPLOYEE" means any Person who is directly employed by any Polaroid Entity immediately prior to the Closing Date, including Persons on leave, vacation, disability or other approved periods of absence.

         "ENCUMBRANCE" means any Claim, encumbrance, pledge, option, charge, easement, security interest, lien, deed of trust, mortgage, adverse claim, right-of-way, encroachment, building or use restriction, encumbrance or other right of Third Parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof, any capital lease having substantially the same economic effect as any of the foregoing and any financing statement or other lien notice filed, given or made pursuant to any Law governing Encumbrances.

         "ENVIRONMENTAL LAWS" means any and all Laws of any Governmental Authority relating to pollution (including the presence, Release or Management of Hazardous Materials), protection of human health or safety or the environment.

         "ENVIRONMENTAL LIABILITIES" means, regardless of whether any of the following are contained in the Disclosure Schedule or otherwise disclosed to the Purchaser prior to the Closing, any (A) environmental conditions, including, without limitation, the presence, Release, threat of Release, Management of or exposure to Hazardous Materials first occurring on or prior to the Closing Date at, on, in or under any property now or previously owned, operated or leased by Sellers, any predecessors of Sellers or with respect to the Business (as currently or formerly operated); (B) the off-site transportation, storage, treatment, recycling, disposal or Release of Hazardous Materials Managed or Released by or on behalf of Sellers or any predecessors of Sellers or with respect to the Business (as currently or formerly operated); or (C) any violation of any Environmental Law first existing on or prior to the Closing Date (including, without limitation, costs and expenses for pollution control or monitoring equipment required to bring the Business into compliance with Environmental Laws and fines, penalties and reasonable defense costs incurred for such reasonable time after the Closing Date as it takes the Business to come into compliance with Environmental Laws).

         "EQUITY INTEREST" means (A) the shares of capital stock of a corporation, (B) the general or limited partnership interests in any partnership, (C) the membership or other ownership interest in any limited liability company, (D) the equity securities of or other ownership interests

                                      -5-
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or rights in any other legal entity, or (E) any option, warrant or other right to convert into or otherwise receive any of the foregoing, in any such case, whether owned or held beneficially or legally.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means any Person which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, any of the Sellers as set forth in Section 414(b), (c), (m) or (o) of the Code.

         "ESCROW AGENT" means JP Morgan Chase.

         "ESCROW AMOUNT" means the amount held by the Escrow Agent from time to time pursuant to the Holdback Escrow Agreement.

         "EXCESS CASH AND CASH EQUIVALENTS" means all Cash and Cash Equivalents held by the Sellers and the Foreign Subsidiaries at Closing, less the Required Cash.

         "FOREIGN SUBSIDIARIES" means the Acquired Subsidiaries and their Subsidiaries.

         "GAAP" means generally accepted accounting principles and practices in effect in the United States from time to time, consistently applied for the periods presented.

         "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign national, regional, state, provincial or local court, governmental or regulatory agency with jurisdiction over the Business, the Sellers or the Acquired Assets (including the Bankruptcy Court).

         "GUARANTEE OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation of (A) the guaranteeing person or (B) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any real property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument

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

embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Polaroid in good faith with the consent of the Purchaser.

         "HAZARDOUS MATERIALS" means: (A) any "waste," "hazardous waste," "industrial waste," "solid waste," "hazardous material," "hazardous substance," "toxic substance," "hazardous material," "pollutant," or "contaminant" as those or similar terms are defined, identified, or regulated under any Environmental Laws; (B) any asbestos, polychlorinated biphenyls, radioactive materials or radon; (C) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof; and (D) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or results in any Governmental Authority requiring any environmental investigation, remediation, or monitoring thereof.

         "HIRED EMPLOYEE" means any Employee who becomes an employee of the Purchaser or an Affiliate as of the Closing Date pursuant to Section 6.08(a).

         "HOLDBACK ESCROW AGREEMENT" means the holdback escrow agreement, dated as of the Closing Date, by and among the Purchaser, the Sellers and the Escrow Agent substantially in the form attached hereto as Exhibit N.

         "IMPROVEMENTS" means any buildings, facilities, parking lots, other structures and improvements, building systems and fixtures located in, on or under any real property or facility owned, leased, operated or used in the operation of the Business at any time by any Polaroid Entity or by any predecessor of any Polaroid Entity.

         "INCLUDING" means including without limitation.

         "INDEBTEDNESS" means, with respect to any Person, the following, without duplication: (A) all indebtedness of such Person for borrowed money, (B) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the Ordinary Course of Business), (C) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (D) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (F) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (A) through (E) above, (G) all obligations of the kind referred to in clauses (A) through (F) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (H) the liquidation value of any mandatorily redeemable preferred Equity Interests in such Person or its Subsidiaries held by any Person other than such Person and its wholly owned Subsidiaries.

         "INTELLECTUAL PROPERTY" means (A) Marks, (B) Patents, (C) Trade Secrets, (D) Domain Names, (E) Copyrights, (F) all computer software (including data and related documentation and both object code and source code) and all web site designs, (G) all inventions (whether patentable or unpatentable and whether or not reduced to practice), and all improvements thereto, (H) all other proprietary rights, (I) all rights under any licenses to use any of the intellectual property described in clauses (A)-(H) above, and (J) all copies and tangible embodiments (in whatever form or medium) of any of the foregoing.

         "INTEREST RATE" means 6.5% per year calculated on the basis of a 365 day year and charged for the actual number of days elapsed.

         "INVENTORY" means all of the inventory which is held for lease, sale or resale, and all of the raw materials, works-in-process, finished goods, products under research and development, demonstration equipment, spare parts, wrappings, supply and packaging items related thereto, and office and other supply items, in each case wherever the same may be located, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights against suppliers of any of the foregoing.

         "LAW" means any federal, state, local, municipal or foreign statute, law, constitution, ordinance, regulation, rule, code, decree, order, rule of common law or treaty.

         "LEGAL PROCEEDING" means any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any domestic or foreign governmental or regulatory body or authority.

         "LIABILITY" means any liability, Indebtedness, obligation, co-obligation, commitment, expense, Claim, deficiency, guaranty or endorsement of or by any Person of any nature (whether direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured).

         "LICENSES" means all franchises, certificates of occupancy, consents or orders of, or filings with, any Governmental Authority or any other Person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of, the Business or the Acquired Assets.

         "MANAGE" means manage, use, posses, generate, treat, manufacture, process, handle, store, recycle, transport or dispose.

         "MARKS" means all domestic and foreign trademarks, trade dress, service marks, logos, corporate names, assumed fictional business names, and trade names (including the name "Polaroid"), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith.

         "MATERIAL ADVERSE EFFECT" means any events, conditions or matters (or series of related events, conditions or matters) in respect of the Business (other than the filing of the Petitions and the pendency of the Case and any proceedings with respect thereto) that, individually or in the aggregate, has or is reasonably likely to have (A) a material adverse effect on the Business, the

Acquired Assets, the Assumed Liabilities or results of operations or condition (financial or otherwise) of the Business taken as a whole, (B) a material adverse effect on the ability of the Sellers to perform their obligations hereunder, or (C) a material adverse effect on the ability of the Purchaser to continue to operate the Business immediately after the Closing in substantially the same manner as the Business is conducted immediately prior to the Closing, except in any such case where the event, condition or matter results from (i) the public announcement of the transactions contemplated by or actions required by this Agreement, (ii) any act or omission of a Seller taken with the prior consent of the Purchaser, (iii) changes affecting the industries in which any part of the Business operates which do not disproportionately affect the Business, (iv) changes in the United States, European or Asian economies which do not disproportionately affect the Business, (v) changes resulting from the filing of the Case or from any action approved by the Bankruptcy Court with the Purchaser's Consent, (vi) changes resulting from actions taken to bring costs in line with available funds in accordance with the 2002 Financial Plan, which changes are in accordance with the 2002 Financial Plan, (vii) the regulatory status of the Purchaser, or (viii) a decline in revenue which is not below projected revenue of the Business under the 2002 Financial Plan and which is due to a reduction in demand for the products of the Business.

         "MULTIEMPLOYER PLAN" means any "multiemployer plan," as defined in
Section 4001(a)(3) or 3(37) of ERISA, which (A) any Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or within seven years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to and (B) covers any current or former Employee, director, officer or consultant of such Seller or any ERISA Affiliate (with respect to their relationship with any such entity).

         "ORDINARY COURSE OF BUSINESS" means (i) with respect to the Sellers, the ordinary course of business consistent with custom and practice of the Business from and after the Filing Date to the extent permitted or required by the funds available to support the Business and to the extent limited by the proceedings of the Case and (ii) with respect to the Foreign Subsidiaries, the ordinary course of business consistent with past custom and practice of the Business to the extent permitted or required by the funds available to support the Business.

         "PATENTS" means all domestic and foreign patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-parts, divisions, provisional applications, and reexaminations thereof.

         "PENSION PLAN" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which any Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (B) which covers any current or former Employee, director, officer or consultant of any Seller or any ERISA Affiliate (with respect to their relationship with such entity).

         "PERMITS" means all franchises, approvals, permits, licenses, orders, registrations, certificates, variances, tax abatements and other similar permits or rights (including Environmental Permits obtained from any Governmental Authority, and all pending applications therefor).

         "PERMITTED ENCUMBRANCES" means (A) with respect to the Real Estate, an easement, encroachment or similar reservation which does not impair the current use, occupancy, or value, or the marketability of title, of such Real Estate and which would not individually (or in the aggregate with others) have a material adverse effect on the Business or the use or enjoyment of such Real Estate; (B) with respect to the Acquired Assets, any liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's, landlords', laborers', suppliers' and vendors' liens, incurred in good faith in the ordinary course of the Business and securing obligations which are not yet due (other than any Tax liens) or which are being contested in good faith by appropriate proceedings as to which the Sellers shall, to the extent required by GAAP, have set aside on its books appropriate provision for liability; (C) those Encumbrances set forth in Section 1.01(a) of the Disclosure Schedule and those Encumbrances under the Assumed Contracts, none of which, individually or in the aggregate, has a material adverse effect upon the value of the property subject thereto or the use to which such property is presently put; and (D) extensions, renewals and replacements of liens referred to in (A) through (C) of this sentence; provided, that any such extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement lien shall be in an amount not greater than the amount of the obligations secured by the original lien extended, renewed or replaced, none of which, individually or in the aggregate, has a material adverse effect upon the value of the property subject thereto or the use to which such property is presently put. Notwithstanding the foregoing, Permitted Encumbrances shall not include, in any event, Liens securing or with respect to the Excluded Liabilities.

         "PERSON" means any natural person, firm, partnership, limited liability company, association, corporation, trust, business trust or other similar entity.

         "POLAROID EMPLOYEE" means any Employee who is directly employed by any Seller.

         "POLAROID ENTITIES" means Polaroid and each of its Subsidiaries.

         "POST-PETITION CONTRACTS" means the Contracts of the Sellers relating to the Business entered into by any Seller in the Ordinary Course of Business or approved by the Bankruptcy Court on or after the Filing Date.

         "PROJECTED BALANCE SHEET" means the Sellers' projected balance sheet as of June 30, 2002 attached hereto as Exhibit Q.

         "PURCHASER'S CONSENT" means the written consent of the Purchaser, which consent shall be deemed to have been given if the Bankruptcy Court enters an order on a motion filed by the Sellers duly noticed to the Purchaser in accordance with Section 6.06(c), to which the Purchaser does not provide a written objection to Polaroid within ten (10) days of receipt of such notice.

         "RECAPITALIZATION" means a transaction or series of transactions pursuant to which the holders of the Indebtedness of any Seller obtain a majority, directly or indirectly, of the equity interests of any Seller or all or substantially all of the assets of any Seller in exchange for such Indebtedness.

         "RELEASE" means release, spill, leak, discharge, disposal, pumping, pouring, emitting, emptying, injection, leaching, dumping, or allowing to escape.

         "REPRESENTATIVE" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, contractor, advisor, accountant, financial advisor, legal counsel or other representative of such Person.

         "SALE PROCEDURES ORDER" means an order or orders of the Bankruptcy Court substantially in the form attached hereto as Exhibit B.

         "SELLERS' AUDITORS" means KPMG LLP.

         "SELLERS' KNOWLEDGE" means, when modifying any representation and warranty of Sellers, the actual knowledge, after due inquiry, of the officers and employees of Sellers and the Foreign Subsidiaries listed on Section 1.01(c) of the Disclosure Schedule.

         "SUBSIDIARY" means with respect to any Person (the "OWNER") (A) any corporation or other Person of which the Owner (either alone or through or together with one or more of its Subsidiaries) owns or holds, directly or indirectly, through one or more intermediaries, more than 50% of the stock or other Equity Interests of such other Person, (B) any corporation or other Person of which stock or other Equity Interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held or owned, directly or indirectly, through one or more intermediaries, by the Owner (either alone or through or together with one or more of its Subsidiaries), or (C) any Person, the operations of which are consolidated or combined with the Owner, pursuant to GAAP, for financial reporting purposes.

         "SYNTHETIC LEASE OBLIGATIONS" means all monetary obligations of a Person under (A) a so-called synthetic, off-balance sheet or tax retention lease, or (B) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would, or are intended to, be characterized as Indebtedness of such Person (without regard to accounting treatment).

         "TAXES" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including without limitation, any payroll or value added tax, interest, additions to tax, or penalties applicable thereto.

         "TAX ITEMS" means all items of income, gain, loss, deduction and credit or other items required to be included in the Tax Returns.

         "TAX ELECTION" means the making or changing of a choice permitted under any statutory or regulatory tax provisions which impacts the calculation of current or future taxable income, timing of tax payments, or the form of reporting entity for tax purposes.

         "TAX RETURNS" means all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amended Tax Returns relating to Taxes, and any other documents made part of the foregoing.

         "THIRD PARTY" means a Person that is not a party to this Agreement, other than an Acquired Subsidiary or a Subsidiary of an Acquired Subsidiary.

         "TRADE SECRETS" means all trade secrets and confidential business information including, to the extent protectible under applicable law, ideas, research and development, invention disclosures, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals.

         "2002 FINANCIAL PLAN" means the Polaroid Corporation's 2002 Financial Plan, dated March 14, 2002, previously delivered to the Purchaser and attached hereto as Exhibit S.

         "WARRANTS" means warrants to purchase six percent (6%) of the common stock of the Purchaser outstanding immediately after the Closing, the terms of which are set forth in Exhibit U.

         "WELFARE PLAN" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, (A) which any Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (B) which covers (or covered) any current or former Employee, officer, director or consultant of any Seller or any ERISA Affiliate (with respect to their relationship with such entity).

                                   ARTICLE II

                          PURCHASE AND SALE OF BUSINESS

         Section 2.01. PURCHASE AND SALE OF BUSINESS. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall sell, convey, transfer, assign and deliver to the Purchaser or its designated Affiliates or permitted assigns, and the Purchaser or its designated Affiliates or permitted assigns shall purchase and accept (i) all of the Sellers' rights, title and interest in and to all of the outstanding capital stock of the Acquired Subsidiaries (the "ACQUIRED STOCK") and (ii) all of each of the Sellers' rights, title and interests in and to all of such Seller's properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), wherever such properties, assets and rights are located and whether real, personal or mixed, whether accrued, contingent or otherwise, other than the Excluded Assets (such rights, title and interests in and to all such assets, properties and claims being collectively referred to herein, together with the Acquired Stock, as the "ACQUIRED ASSETS"), free and clear of any and all Encumbrances (other than Permitted Encumbrances) in accordance with, and with all of the protections afforded by, Sections 363 and 365 of the Bankruptcy Code. The Acquired Assets shall include all of the Sellers' rights, title, and interests in and to the assets, properties, rights and claims described in clauses (a) through (w) below (except as expressly excluded under Section 2.02):

               (a) all equipment, furniture, fixtures, machinery, tools, molds, parts, supplies, vehicles and other tangible personal property owned or leased by the Sellers at any location;

               (b) all real property and all of the rights arising out of the ownership thereof or appurtenant thereto together with all Improvements, including, without limitation, all leasehold interests, but only to the extent such leasehold interests are Assumed Contracts, in each case together with any options to purchase the underlying property and leasehold improvements thereon and any other rights, subleases, Licenses, security deposits and profits appurtenant to or related to such leasehold interests;

               (c) all Assumed Contracts, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such Assumed Contracts and to assert Claims and take other rightful actions in response to breaches, defaults and other violations of such Assumed Contracts;

               (d) all notes and accounts receivable held by the Sellers (including all intercompany accounts receivable or other intercompany advances) and all notes, bonds and other evidences of Indebtedness of any Person held by the Sellers;

               (e) all general intangibles and intangible property of any kind or nature, including goodwill and all Intellectual Property (including the name "Polaroid"), and rights of priority and protection of interests therein under applicable Laws;

               (f) all deposits, credits, prepaid expenses, deferred charges, advanced payments, security deposits, escrowed funds, rights to refunds and prepaid items relating to the Acquired Assets or the Assumed Liabilities;

               (g) all items of Inventory related to the Business;

               (h) all rights in and to products sold or leased (including, but not limited to, products hereafter returned or reposed and unpaid Sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit);

               (i) all customer and supplier lists and all other information as to sources of supply and relationships with suppliers and customers;

               (j) to the extent their transfer is permitted by Law, all Licenses (including Environmental Permits) held by each Seller or issued or granted by any Governmental Authority with respect to the operation of the Business or the use or ownership of any of the Acquired Assets;

               (k) 100% of the shares of the outstanding capital stock or other Equity Interests of each Subsidiary of Polaroid identified on Exhibit A;

               (l) all Books and Records relating to the Business excluding those Books and Records solely related to the Excluded Assets and the Excluded Liabilities, subject to Section 2.02(c);

               (m) all causes of action, judgments, Claims and demands of any nature available to or being pursued by any Seller against Third Parties, whether choate or inchoate, known or unknown, contingent or otherwise, except to the extent otherwise provided in Section 2.02(d);

               (n) all investments, securities or Equity Interests in or issued by Persons that are not Subsidiaries, including any interests in partnerships or joint ventures, and any membership interests in any limited liability company listed in Section 2.01(n) of the Disclosure Schedule;

               (o) all Guarantee Obligations, warranties, indemnities and similar rights in favor of Sellers with respect to any of the Acquired Assets or Assumed Liabilities;

               (p) all goodwill generated by or associated with the Business;

               (q) the Required Cash held by the Sellers at Closing;

               (r) all rights to insurance proceeds relating to the damage, destruction or impairment of any of the Acquired Assets, which damage, destruction or impairment occurred on or prior to the Closing;

               (s) Polaroid's collection of art and photographs and the items stored in Polaroid's archives;

               (t) all rights to the return of the cash deposit securing Sellers' reimbursement obligations under Standby Letter of Credit No. 151270814 in the amount of $7,000,000 and issued by Fleet National Bank for the account of Sellers for the benefit of PD Winter Street, LLC, as beneficiary, and securing Sellers' security deposit obligations (the "LEASE DEPOSITS") under that certain Lease, dated May 15, 2001, between Sellers and PD Winter Street, LLC, as landlord, with respect to certain property located at 850 and 920 Winter Street, Waltham, Massachusetts, and commonly known as the Polaroid R2 and R5 Buildings (the "PD WINTER STREET LEASE");

               (u) the Earn-Out Note, dated May 15, 2001, executed by PD Winter Street, LLC, as maker, in favor of Polaroid, as holder, and all rights related thereto and security therefore, including the standby letter of credit in the amount of $7,000,000 issued for the account of PD Winter Street, LLC for the benefit of Seller, as beneficiary, and securing the payment obligations under such note (the "EARN-OUT NOTE");

               (v) all rights to the return of the cash deposit securing Sellers' reimbursement obligations under Standby Letter of Credit No. 151270917 in the amount of $1,000,000 and issued by Fleet National Bank for the account of Sellers for the benefit of PD Winter Street, LLC, as beneficiary, and securing the Sellers' security deposit obligations for demolition costs (the "DEMOLITION DEPOSITS") under that certain Buyer Demolition Agreement, dated May 15, 2001, between Polaroid and PD Winter Street, LLC (the "DEMOLITION AGREEMENT"); and

               (w) one-half undivided interest in the Contingent Assets.

         Section 2.02. EXCLUDED ASSETS. The following assets, properties, and rights (the "EXCLUDED ASSETS") are not included in the Acquired Assets and shall be retained by the Sellers:

               (a) all Contracts other than Assumed Contracts;

               (b) 100% of the shares of the outstanding capital stock or other Equity Interests of each Subsidiary of Polaroid listed in Section 2.02(b) of the Disclosure Schedule;

               (c) all personnel records and other Books and Records that any Seller is required by Law to retain in its possession;

               (d) (i) all causes of action, judgments, Claims and demands of any nature available to or being pursued by any Seller against Third Parties, whether choate or inchoate, known or unknown, contingent or otherwise, to the extent the foregoing relate to or arise out of the Excluded Assets or the Excluded Liabilities and (ii) all causes of action, judgments, Claims and demands of any nature available to or being pursued by any Seller against (A) any Representative of any Seller, or (B) any supplier or vendor to any Seller, or (C) any Third Party insurance, reinsurance, bonding or other similar company providing insurance to the Sellers other than with respect to causes of action, judgments, Claims and demands against Representatives, suppliers or vendors described in clause (A), (B) or (C) below, including all such causes of action, choses in action and rights of recovery actions for preferences, fraudulent conveyances, and other avoidance power claims and any recoveries under sections 506(c), 542, 544, 545, 547, 548, 549, 550, 552(b) and 553 of the Bankruptcy Code
and the proceeds, products, rents and profits of all of the foregoing, BUT ONLY IF such Representative, supplier or vendor is not a director, officer, employee or agent of, or consultant, supplier, vendor or contractor to, the Business (A) whose relationship with the Business continues immediately following the Closing Date or (B) who has been hired, retained or engaged by the Purchaser or any of its Affiliates within sixty (60) days after the Closing Date or (C) who, at the end of such sixty (60) day period, is reasonably expected to have or resume such a continuing relationship with the Business after such sixty (60) day period;

               (e) all Excess Cash and Cash Equivalents;

               (f) all rights of any Seller under this Agreement and the Ancillary Agreements;

               (g) the Equity Interest in and rights relating to 784 Memorial Drive LLC;

               (h) the Equity Interest in and rights relating to Digital Media and Communications LLP;

               (i) the Equity Interest in Polaroid Foundation Inc.;

               (j) all rights of Sellers, including Polaroid and Polaroid ID Systems, Inc. ("Polaroid ID"), under that certain Asset Purchase Agreement, dated as of December 4, 2001, among Polaroid, Polaroid ID and Digimarc Corporation (the "Digimarc Asset Purchase Agreement");

               (k) any intercompany receivables of any Seller held by another Seller;

               (l) prepaid expenses of Sellers relating to debt financing costs;

               (m) non-current or other assets relating to the Polaroid Pension Plan;

               (n) all rights of Sellers under the Surety Bond No. 45002078 with NAC Reinsurance Corporation for self-insured worker's compensation claims and liabilities;

               (o) the cash collateral, refunds of premiums, and related interest on performance bonds as contemplated by the Digimarc Asset Purchase Agreement; and

               (p) one-half undivided interest in the Contingent Assets.

         Section 2.03. ASSUMED LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume no liability or obligation of Sellers except the following specific liabilities and obligations of Sellers (the "ASSUMED LIABILITIES"), which the Purchaser shall pay, perform, or discharge in accordance with their terms, subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities or obligations are owed:

               (a) all obligations of the Sellers under the Assumed Contracts, including all cure amounts payable in order to cure any defaults or otherwise effectuate, pursuant to the Bankruptcy Code, the assumption by and assignment to the Purchaser of Assumed Contracts assigned to the Purchaser under the Approval Order ("CURE AMOUNTS"); and

               (b) the following post-Petition current liabilities of Sellers incurred or accrued but only in the dollar amount and to the extent such liabilities exist on the Closing Date and are reflected on the Closing
Statement:

                   (i) liabilities or accruals of the type normally included in the line item "MCC S/T Debt (MCC Hedging Overdrafts)" appearing on the Projected Balance Sheet;

                   (ii) liabilities or accruals of the type normally included in the line item "Trade Payables" appearing on the Projected Balance Sheet;

                   (iii) liabilities or accruals of the type normally included in the line item "Other Payables and Accruals" appearing on the Projected Balance Sheet, except for liabilities or accruals of the type normally included in the line item "Other Payables and Accruals - Other Accruals-Professional Fees" appearing on the Projected Balance Sheet;

                   (iv) liabilities or accruals of the type normally included in the line item "Compensation & Benefits from Operations" appearing on the Projected Balance Sheet, except for liabilities or accruals for the Sellers' Retention Program as defined in that certain Order Under 11 U.S.C. Sections 105(a) and 63(b)(1) authorizing

Implementation of Key Employee Retention Program entered on April 5, 2002 (Docket No. 833);

                   (v) liabilities or accruals of the type normally included in the line item "Compensation & Benefits from Restructuring" appearing on the Projected Balance Sheet; and

                   (vi) liabilities or accruals of the type normally included in the line item "Post Employment Benefits" appearing on the Projected Balance Sheet; and

               (c) the following pre-Petition liabilities of Sellers incurred or accrued but only in the dollar amount and to the extent such liabilities exist on the Closing Date and are reflected on the Closing Statement:

                   (i) liabilities or accruals of the type normally included in the line items "Other Payables and Accruals - Other-Freetown ISP" and "Other Payables and Accruals - Other-2001 Reservoir & Other Move Costs", each as appearing on the Projected Balance Sheet;

                   (ii) liabilities or accruals of the type normally included in the line item "Compensation & Benefits from Restructuring" appearing on the Projected Balance Sheet, but only up to $400,000;

                   (iii) liabilities or accruals of the type normally included in the line item "Other Payables and Accruals - Other-2001 Reservoir Lease Payable" appearing on the Projected Balance Sheet; and

                   (iv) liabilities or accruals of the type normally included in the line item "Other Non-Current Liabilities - Reservoir Lease Payable Non-Current" appearing on the Projected Balance Sheet; and

               (d) all intercompany payables owed by the Sellers to the Foreign Subsidiaries.

         Section 2.04. EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in this Agreement or any other writing or commitment (written or oral) to the contrary, the parties expressly acknowledge and agree that the Purchaser shall not assume or in any manner whatsoever be liable or responsible for any Liability of any Seller, or any predecessors or Affiliate of any Seller, and any of their respective Representatives or any claim against any and all of the foregoing, whether matured or unmatured, known or unknown, contingent or absolute, direct or indirect, whensoever incurred, whether or not related to the Business, other than the Assumed Liabilities. All such Liabilities other than the Assumed Liabilities are collectively referred to as the "EXCLUDED LIABILITIES." Notwithstanding anything to the contrary contained in this Agreement or any other writing or commitment (written or oral) to the contrary, and without limiting the foregoing, the following shall be considered "Excluded Liabilities" for the purposes of this Agreement:

               (a) any warranty or liability claim of any nature in respect of products of the Business manufactured or sold by the Sellers, or services of the Business provided by the Sellers, prior to or on the Filing Date;

               (b) any liability of Sellers for Taxes, including (i) any of such Taxes arising as a result of Sellers' operation of the Business or ownership of the Acquired Assets on or before the Closing Date or that will arise as a result of the sale of the Acquired Assets pursuant to this Agreement or that will arise as a result of the Cash Consideration being paid solely to Polaroid, (ii) any liability for Taxes pursuant to a tax sharing agreement or tax indemnity and
(iii) any liability for deferred Taxes of any nature;

               (c) any Environmental Liabilities of Sellers;

               (d) any obligation or liability of Sellers arising under any Contract other than the Assumed Contracts;

               (e) any liability or obligation of Sellers to indemnify their respective Representatives;

               (f) any intercompany payables owed by any Seller to another
Seller;

               (g) except to the extent and in the dollar amount reserves for any such liability or obligation are specifically accrued on the Closing Statement and assumed by the Purchaser either by agreement or operation of law, any liability or obligation to the Polaroid Employees or any former Polaroid Employees of Sellers, including any liability or obligation associated with, or in any way related to (in whole or in part): (i) any Pension Plan or Welfare Plan, (ii) any other plan, agreement, arrangement or understanding of Sellers or any ERISA Affiliate of Sellers that provides any compensation or benefit to any Polaroid Employee or any former Polaroid Employee, including any retiree medical benefits, (iii) any event, occurrence, injury or illness occurring on or prior to the Closing (including any (x) claims under workers' compensation laws or (y) medical, health or disability claims arising after the Closing to the extent related to any event, occurrence, injury, illness or condition occurring on or before the Closing) or (iv) any liability or obligation related to the termination of the employment of any Polaroid Employee or any former Polaroid Employees of Sellers, or related to any employment, severance, retention or termination agreement with any Polaroid Employee or any former Polaroid Employees of Sellers;

               (h) any liability or obligation of Sellers arising out of or related to any employee grievances commenced or relating to periods on or prior to the Closing Date;

               (i) any liability or obligation in respect of the Excluded
Assets;

               (j) any liability or obligation of Sellers for administrative or transaction fees and expenses, including without limitation, fees and expenses payable to lenders, brokers, financial advisors, legal counsel, accountants and other professionals;

               (k) any liability or obligation of Sellers under the Digimarc Asset Purchase Agreement; and

               (l) any other liability or obligation of Sellers including any liability or obligation directly or indirectly arising out of or relating to the operation of the Business or ownership of the Acquired Assets on or prior to the Closing Date, whether contingent or otherwise, fixed or absolute, known or unknown, matured or unmatured, present, future or otherwise, except for the Assumed Liabilities.

         Section 2.05. CONSIDERATION; ESTIMATED CONSIDERATION.

               (a) CONSIDERATION. In addition to the assumption of the Assumed Liabilities, the consideration for the Acquired Assets (including the Acquired Stock) (the "CONSIDERATION") shall be the Warrants PLUS $264,500,000, (i) MINUS the amount, if any, by which the Net Worth of the Business at Closing is less than $747,300,000, or PLUS the amount, if any, by which the Net Worth of the Business at Closing is greater than $747,300,000 and (ii) MINUS the amount, if any, by which the net income of Polaroid and its Subsidiaries on a consolidated basis, calculated in accordance with the GAAP Principles, for the period between January 1, 2002 and the Closing Date exceeds the projected net income of Polaroid and its Subsidiaries on a consolidated basis under the 2002 Financial Plan for the same period by more than $30,000,000 (the "CASH CONSIDERATION").

               (b) ESTIMATED CONSIDERATION. As soon as practicable but no less than ten days prior to the Closing Date, the Sellers shall deliver to the Purchaser in writing a good faith estimate of the Cash Consideration determined in accordance with this Section 2.05 and utilizing the most recent financial information available (the "ESTIMATED CASH CONSIDERATION"), together with (i) a statement of the calculation of the Estimated Cash Consideration, (ii) the financial information used to derive the Estimated Cash Consideration, and (iii) a certificate signed by an officer or director of Sellers to the effect that the Estimated Cash Consideration was determined in good faith in accordance with the GAAP Principles (as defined below) and with the provisions of this Section 2.05. In calculating the Estimated Cash Consideration, Sellers shall regularly consult with the Purchaser and apprise Purchaser of the details of the calculation. The derivation of the Estimated Cash Consideration must be reasonably satisfactory to Purchaser. Sellers shall afford to the Purchaser and its Representatives reasonable access to all of Sellers' and the Foreign Subsidiaries' management and books, documents and records that relate to the Business for purposes of Purchaser's review of the derivation of the Estimated Cash Consideration.

               (c) NET WORTH. For purposes of this Agreement, the Net Worth of the Business means (i) the net book value of the assets MINUS (ii) the net book value of the liabilities, each as reflected on the Closing Statement. For purposes of calculating the Net Worth of the Business, (x) Contingent Assets, including any proceeds, payments and distributions received thereon, shall be valued at zero and (y) any reduction in the amount of the Lease Deposits, the Demolition Deposits or the Earn-Out Note as a result of renegotiation or rejection of the PD Winter Street Lease or the Demolition Agreement, as the case may be, shall not reduce the amount of the Lease Deposits, the Demolition Deposits or the Earn-Out Note, as the case may be, in the Closing Statement from the amounts set forth in the Projected Balance Sheet.

         Section 2.06. PURCHASE PRICE ADJUSTMENT.

               (a) PREPARATION AND DELIVERY OF CLOSING STATEMENT. The Purchaser shall prepare and deliver to Polaroid not later than forty-five (45) days after the Closing a consolidated balance sheet of the Acquired Assets, the assets of the Foreign Subsidiaries, the Assumed Liabilities and the liabilities of the Foreign Subsidiaries as of immediately prior to the Closing (the "CLOSING STATEMENT") and a statement and calculation of the Cash Consideration based thereon. The Closing Statement shall be prepared in accordance with GAAP applied on a consistent basis with prior periods and the Projected Balance Sheet (the "GAAP PRINCIPLES"). The Sellers shall cooperate, and shall cause their accountants and Subsidiaries to cooperate, with the Purchaser and its accountants in the preparation of the Closing Statement. Notwithstanding anything to the contrary contained herein, (i) the Closing Statement shall be prepared using the same methodologies, practices, procedures and accounting policies used in the preparation of the balance sheet contained in the 2001 Audited Financial Statement and the Projected Balance Sheet and (ii) accruals and reserves for the following liabilities of Sellers on the Projected Balance Sheet shall not be reduced from the amounts reflected in the Projected Balance Sheet for reasons other than cash payments of such liabilities and shall continue to be established at least at the levels reflected in the 2002 Financial Plan: (A) pre-Petition liabilities included in the line items "Other Payables and Accruals - Other-Freetown ISP" and "Other Payables and Accruals - Other-2001 Reservoir & Other Move Costs", (B) the combined current and long-term portion of the pre-Petition liabilities included in the line items "Other Payables and Accruals - Other-2001 Reservoir Lease Payable" and "Other Non-Current Liabilities - Reservoir Lease Payable Non-Current", and (C) post-Petition current liabilities included in the line item "Compensation & Benefits from Restructuring".

               (b) REVIEW OF CLOSING STATEMENT. Within forty-five (45) days following Polaroid's receipt of the Closing Statement, Polaroid shall notify the Purchaser in writing of any objections that it may have to the Closing Statement, stating in reasonable detail the basis for any such objection (an "OBJECTION NOTICE"); provided that the only basis for objection shall be (i) non-compliance with the standards set forth in Section 2.06(a) for the preparation of the Closing Statement and (ii) computational errors. If Polaroid fails to deliver an Objection Notice to the Purchaser within such forty-five
(45) day period, it will be deemed to have concurred with the Closing Statement. The Purchaser shall afford to Polaroid and its Representatives reasonable access to all of the Purchaser's management and books, documents and records that relate to the Business for purposes of the Sellers' review of the Closing Statement.

               (c) DISPUTE RESOLUTION. If Polaroid timely delivers an Objection Notice to the Purchaser in accordance with Section 2.06(b), Polaroid and the Purchaser shall promptly consult with each other in good faith and exercise reasonable efforts to attempt to resolve differences in their respective analyses of the Closing Statement within 20 days (or such longer period as the parties shall mutually agree) after Polaroid delivers the Objection Notice. Any matter not specifically referenced in the Objection Notice shall be conclusively deemed to have been agreed upon by the parties. If the parties are unable to resolve their differences within such 20-day period (or longer period as the parties shall mutually agree), the matter shall be promptly referred to Ernst & Young LLP (the "INDEPENDENT ACCOUNTING FIRM") which shall make its own determination of the matters in dispute within 30 days after the matter is referred to it, solely on the information submitted by the parties in dispute and based on the standards set forth above in Section 2.06(a) and Section 2.06(b). The determination of the Independent Accounting Firm will be final, binding and conclusive on the parties.

               (d) FEES AND EXPENSES. Each party shall bear its own fees and expenses incurred in performing services pursuant to this Section. If the Independent Accounting Firm is used to resolve differences between Polaroid and the Purchaser in accordance with Section 2.06(c), all fees and expenses, including any retainers, of the Independent Accounting Firm will be allocated between them in the same proportion that the aggregate amount of the disputed items so submitted to the Independent Accounting Firm that are unsuccessfully disputed by each such party (as finally determined by the Independent Accounting
Firm) bears to the total amount of such disputed items so submitted.

               (e) PAYMENT OF ADJUSTMENT. Within five Business Days after the final determination of the Cash Consideration pursuant to Section 2.06(c),

                   (i) if the Cash Consideration is greater than the Estimated Cash Consideration, then Purchaser shall deliver to Polaroid, by wire transfer of immediately available funds to the account or accounts specified by Polaroid in writing, an amount equal to the excess of the Cash Consideration over the Estimated Cash Consideration, together with interest thereon from the Closing Date through the date of payment at the Interest Rate; and

                   (ii) if the Estimated Cash Consideration is greater than the Cash Consideration, then the Sellers and the Purchaser shall jointly instruct the Escrow Agent to deliver to the Purchaser pursuant to the terms of the Holdback Escrow Agreement, by wire transfer of immediately available funds to the account or accounts specified by the Purchaser in writing, an amount equal to the excess of the Estimated Cash Consideration over the Cash Consideration, together with interest thereon from the Closing Date through the date of payment at the Interest Rate; provided, however, that it is understood and agreed that in no event shall such payment be in excess of the Escrow Amount, which is the sole source of recovery for any payment required pursuant to this clause.

         Section 2.07. DEPOSIT AMOUNT. Promptly following the execution of this Agreement, the Purchaser shall deliver to the Escrow Agent pursuant to the terms of the Deposit Escrow Agreement $10 million in immediately available funds (such amount, together with the interest accrued thereon prior to the Closing, the "DEPOSIT AMOUNT"), to be held by the Escrow Agent in an interest bearing account reasonably acceptable to the Purchaser to serve as a down payment on the Consideration, and to be released in accordance with the following procedures:

               (a) on the Closing Date, the Sellers and the Purchaser shall jointly instruct the Escrow Agent to deliver the Deposit Amount, by wire transfer of immediately available funds, to an account designated by the Sellers in the Deposit Escrow Agreement (and such amount shall be applied towards the payment of the Consideration);

               (b) upon termination of this Agreement by Purchaser under Section 9.01(d)(v), the Sellers and the Purchaser shall jointly instruct the Escrow Agent to deliver

(i) $3,000,000 of the Deposit Amount, by wire transfer of immediately available funds, to an account designated by the Sellers in the Deposit Escrow Agreement, to be retained by the Sellers and (ii) the remainder of the Deposit Amount, by wire transfer of immediately available funds, to an account designated by the Purchaser in the Deposit Escrow Agreement, to be retained by the Purchaser;

               (c) (i) upon termination of this Agreement by Polaroid under
Section 9.01(e)(i) or 9.01(e)(ii), and provided that no Seller is then in material breach of this Agreement for which the Purchaser had previously notified Polaroid or (ii) upon termination of this Agreement by the Purchaser in violation of this Agreement, the Sellers and the Purchaser shall jointly instruct the Escrow Agent to deliver the Deposit Amount, by wire transfer of immediately available funds, to an account designated by the Sellers in the Deposit Escrow Agreement, to be retained by the Sellers; and

               (d) upon termination of this Agreement pursuant to Section 9.01 (other than Section 9.01(d)(v), 9.01(e)(i) or 9.01(e)(ii)), the Sellers and the Purchaser shall jointly instruct the Escrow Agent to deliver the Deposit Amount, by wire transfer of immediately available funds, to an account designated by the Purchaser in the Deposit Escrow Agreement, to be retained by the Purchaser.

                                  ARTICLE III

                                   THE CLOSING

         Section 3.01. CLOSING. The closing of the Contemplated Transactions (the "CLOSING") shall take place at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 a.m. on the second Business Day after the conditions set forth in Article VIII shall have been satisfied or waived or at such other time, date and place as shall be fixed by agreement among the Purchaser and Polaroid (the date of the Closing being herein referred to as the "CLOSING DATE").

         Section 3.02. CONSIDERATION; DELIVERIES.

               (a) PURCHASER DELIVERIES. Subject to the terms and conditions hereof, at the Closing, the Purchaser shall deliver, or cause to be delivered, to the Sellers or the Escrow Agent, as applicable, the following:

                   (i) the Estimated Cash Consideration, less the Deposit Amount and less fifteen million dollars ($15,000,000), in immediately available funds by wire transfer to an account designated by Polaroid. The Purchaser shall deliver to the Escrow Agent pursuant to the terms of the Holdback Escrow Agreement fifteen million dollars ($15,000,000) to be held by the Escrow Agent in an interest bearing account reasonably acceptable to the Purchaser to serve as security for purchase price adjustments under Section 2.06 and Sellers' other obligations hereunder;

                   (ii) the Warrants;

                   (iii) a certificate, dated the Closing Date, executed on behalf of the Purchaser by its Chief Executive Officer or Chief Financial Officer, certifying that the conditions specified in Section 8.02(a) have been fulfilled;

                   (iv) a certificate, dated the Closing Date, executed on behalf of the Purchaser by its Secretary or an Assistant Secretary, certifying: (a) a true and correct copy of the Purchaser's Organizational Documents, (b) a true and correct copy of the resolutions of the Purchaser's board authorizing the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby and (c) incumbency matters;

                   (v) a certificate of the Secretary of State of the State of Delaware, dated as of a date not earlier than the second Business Day prior to the Closing, certifying the good standing of the Purchaser in the State of Delaware; and

                   (vi) duly executed Ancillary Agreements.

               (b) SELLERS DELIVERIES. Subject to the terms and conditions hereof, at the Closing the Sellers shall deliver, or cause to be delivered, to the Purchaser or its permitted assigns the following:

                   (i) duly executed Ancillary Agreements;

                   (ii) a certificate, dated the Closing Date, executed on behalf of the Sellers by Polaroid's Chief Executive Officer or Chief Financial Officer, certifying that the conditions specified in Section 8.03(a) have been fulfilled;

                   (iii) a certificate, dated the Closing Date, executed on behalf of the Sellers by Polaroid's Secretary or an Assistant Secretary, certifying: (a) a true and correct copy of each Seller's Organizational Documents, (b) a true and correct copy of the resolutions of each Seller's board authorizing the execution, delivery and performance of this Agreement by each Seller and the consummation of the transactions contemplated hereby and (c) incumbency matters;

                   (iv) certified copies of all orders of the Bankruptcy Court pertaining to the Contemplated Transactions, including the Sales Procedures Order and the Approval Order;

                   (v) to the extent that Equity Interests of Acquired Subsidiaries are represented by stock certificates, original certificates evidencing the Acquired Stock (to the extent applicable in the respective jurisdiction), which certificates shall be duly endorsed for transfer or accompanied by duly executed stock transfer powers or other appropriate instruments of assignment and transfer in favor of Purchaser or its permitted assigns;

                   (vi) if the Equity Interests of an Acquired Subsidiary are not represented by stock certificates, evidence of the transfer of said Equity Interests to the Purchaser or its permitted assigns;

                   (vii) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Sellers (together with any other transfer forms necessary to transfer title to such vehicles);

                   (viii) a receipt for the payment of the Estimated Cash Consideration less the Deposit Amount less the Escrow Amount duly executed by Sellers; and

                   (ix) all such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of the Purchaser and its counsel, be necessary to vest in the Purchaser good, valid and marketable title to the Acquired Assets and to put the Purchaser in actual possession or control of the Acquired Assets.

         Section 3.03. PURCHASE PRICE ALLOCATION.

               (a) Prior to the Closing, the Purchaser and the Sellers shall agree upon the allocation of the Consideration (and all other items properly included in "consideration," as described in Treasury Regulation section 1.1060-1(c)(1)), in a manner consistent with Section 1060 of the Code and the rules and regulations thereunder (the "ALLOCATION"). The Allocation shall be adjusted as necessary to reflect any adjustments to the Consideration after the Closing Date. The Purchaser and the Sellers agree to use such allocation in filing all required forms under Section 1060 of the Code (or any comparable forms under state or foreign law), and all other Tax Returns, and the Purchaser and the Sellers further agree that they shall not take any position inconsistent with such allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation. Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

               (b) The Purchaser and the Sellers further agree that the payment of the Consideration to Sellers contemplated by Section 3.02 may be made to a single Seller that is designated by Polaroid in writing as being authorized to act as agent for all of the Sellers, whereupon each Seller shall be deemed to have received the Consideration allocable to the Acquired Assets owned by such Seller in accordance with the allocation determination under this Section 3.03, provided that any Taxes that arise as a result of the payment being made to a single Seller shall be Excluded Liabilities.

               (c) The Purchaser and the Sellers agree that, in the event that the Acquired Assets to be transferred pursuant to this Agreement ultimately are transferred pursuant to more than one separate agreement between the Purchaser and/or its designated Affiliate and the Sellers, the Purchaser and/or its designated Affiliate and the Sellers will treat the transfers under all such agreements as a series of related transactions within the meaning of Treasury Regulations section 1.1060-1(b)(5), and such transfers shall therefore be treated as the transfer of a single trade or business, as described in Section 1060 of the Code and the rules and regulations thereunder. The Purchaser and the Sellers shall aggregate the amounts paid under all such agreements and allocate that aggregate amount among all assets acquired under all such agreements as if all such transactions had been consummated pursuant to a single purchase and sale transaction.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Except as set forth in the Disclosure Schedule, the Sellers jointly and severally represent and warrant to the Purchaser on and as of the date hereof and as of the Closing Date as follows:

         Section 4.01. ORGANIZATION AND GOOD STANDING.

               (a) Each Polaroid Entity is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate or other organizational power and, subject to Bankruptcy Court approval, authority to own, use, lease and operate its properties and assets as now owned, used, leased and operated and to carry on its business as and where presently being conducted, and is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned, leased or operated by it requires qualification or licensure, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

               (b) Except as set forth on Section 4.01(b) of the Disclosure Schedule, there are no direct or indirect Subsidiaries of Polaroid other than the other Sellers and the Acquired Subsidiaries. Except as set forth on Section 4.01(b) of the Disclosure Schedule, Sellers own all of the issued and outstanding capital stock and other Equity Interests of each Acquired Subsidiary. There are no other shares of capital stock or other Equity Interests of any Acquired Subsidiary issued other than as set forth on Section 4.01(b) of the Disclosure Schedule and there are no declared and unpaid dividends or distributions on any such capital stock or other Equity Interests. The Acquired Stock (i) has been duly authorized, validly issued, and is fully paid and nonassessable (in those jurisdictions in which such concepts are applicable),
(ii) has not been issued in violation of any preemptive rights of stockholders or of any terms of any agreement or other understanding binding upon any Polaroid Entity, and (iii) has been offered and sold in compliance with any and all applicable securities laws, rules and regulations. Except for directors' qualifying shares and shares held by other Polaroid appointees required to be issued to comply with local government regulations, all of the outstanding capital stock and other Equity Interests of the Foreign Subsidiaries are owned beneficially and of record (directly or indirectly) by Polaroid free and clear of any and all Encumbrances. Except as set forth in Section 4.01(b) of the Disclosure Schedule, there is no security, option, warrant, right, call, subscription agreement, commitment or understanding of any nature whatsoever to which any of the Polaroid Entities is a party or by which it is bound, that (i) calls for the issuance, sale, pledge or other disposition of any Equity Interests of the Foreign Subsidiaries or any securities convertible into or exchangeable for, or other rights to acquire, any Equity Interests of the Foreign Subsidiaries, (ii) obligates any Polaroid Entity to grant, offer or enter into any of the foregoing or to repurchase, redeem or otherwise acquire any capital stock or other Equity Interests of the Foreign Subsidiaries or (iii) relates to the transfer, dividends rights, voting, control, or registration rights of such Equity Interests or rights. Upon the Closing, Purchaser or its designee will be the sole owner of all right, title and interest in the Equity Interests of the Acquired Subsidiaries.

         Section 4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each Seller has the corporate or other organizational power and authority to enter into and deliver this Agreement and the Ancillary Agreements and, subject to Bankruptcy Court approval, to carry out its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Ancillary Agreements by each of the Sellers party thereto and the consummation by each of the Sellers of the Contemplated Transactions have been duly authorized by all requisite corporate or other organizational actions. Subject to the entry and effectiveness of the Sale Procedures Order and the Approval Order, this Agreement has been duly and validly executed and delivered by or on behalf of each of the Sellers and (assuming this Agreement constitutes a valid and binding obligation of the Purchaser) constitutes a legal, valid and binding agreement of the Sellers, enforceable against the Sellers in accordance with its terms, and the Ancillary Agreements will be, when executed and delivered by the Sellers parties thereto, the legal, valid and binding obligations of the Sellers parties thereto, enforceable against the Sellers parties thereto in accordance with their respective terms, in each case subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         Section 4.03. GOVERNMENTAL CONSENTS AND APPROVALS. No consent, approval, authorization of, declaration, filing, or registration with, any domestic or foreign government or regulatory authority, is required to be made or obtained by any of the Sellers in connection with the execution, delivery, and performance of this Agreement and the Ancillary Agreements and the consummation of the Contemplated Transactions, except for: (a) consents, approvals, authorizations of, declarations, or filings with, the Bankruptcy Court, (b) the filing of a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the expiration or earlier termination of the applicable waiting period thereunder, (c) the filing of required notifications under applicable foreign antitrust laws and regulations and the receipt of any necessary approvals thereunder, and (d) consents, approvals, authorizations, declarations, filings and registrations the lack of which would not have a Material Adverse Effect. The items referred to in clauses (a) through (c) of this Section 4.03 are hereinafter referred to as the "GOVERNMENTAL REQUIREMENTS."

         Section 4.04. NO VIOLATIONS. Assuming that the Governmental Requirements will be satisfied, made, or obtained and will remain in full force and effect, and assuming receipt of the consents, approvals and authorizations listed in Section 4.04 of the Disclosure Schedule, neither the execution, delivery, or performance of this Agreement and the Ancillary Agreements by the Sellers parties thereto, nor the consummation by any Seller of the Contemplated Transactions, nor compliance by any Seller with any of the provisions hereof and of the Ancillary Agreements, will (a) result in any breach of any provisions of the articles of incorporation or bylaws or similar organizational documents of any Polaroid Entity, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, amendment, vesting, payment, exercise, acceleration, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, loan or credit agreement, license, permit, contract, lease, agreement, plan, or other instrument, commitment or obligation to which any Polaroid Entity is a party or by which such Polaroid Entity's properties or assets may be bound or affected, (c) violate any order, writ, governmental authorization, injunction, decree, statute, rule, or regulation applicable to any Polaroid Entity or to any properties or assets of any

Polaroid Entity, or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any asset of a Polaroid Entity, except in the case of clauses (b) and (d) above, for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that (i) would not individually or in the aggregate have a Material Adverse Effect or (ii) are excused by or unenforceable as a result of the filing of the Petitions or the applicability of any provision of or any applicable law of the Bankruptcy Code.

         Section 4.05. CONTRACTS; COMPLIANCE. True and complete copies of all material Contracts relating to the Business have been made available to Purchaser. Each of the Contracts relating to the Business is valid, binding and, subject to payment of all cure amounts payable to effectuate, pursuant to the Bankruptcy Code, the assumption by and assignment to the Purchaser of such Contracts under the Approval Order, if applicable, enforceable against the Polaroid Entity party thereto and, to the Sellers' Knowledge, the other parties thereto, in accordance with its terms and is in full force and effect. Except as set forth in Section 4.05 of the Disclosure Schedule and other than with respect to monetary defaults by the Sellers under Contracts that are curable by payment of all cure amounts payable to effectuate, pursuant to the Bankruptcy Code, the assumption by and assignment to the Purchaser of such Contracts under the Approval Order, if applicable, the Polaroid Entities party thereto and, to the Sellers' Knowledge, each of the other parties thereto, have performed all obligations required to be performed by them under, and are not in default in respect of, any of such Contracts, and no event has occurred which, with notice or lapse of time, or both, would constitute such a default, other than where the failure to perform such obligations or such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.05 of the Disclosure Schedule and other than with respect to monetary defaults by the Sellers under Contracts that are curable by payment of all cure amounts payable to effectuate, pursuant to the Bankruptcy Code, the assumption by and assignment to the Purchaser of such Contracts under the Approval Order, if applicable, to the Sellers' Knowledge, Sellers have received no claim or notice from any other party to any such Contract that any Polaroid Entity has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder, where the consequence of such breach or default would be reasonably expected to have a Material Adverse Effect. Section 4.05 of the Disclosure Schedule lists all Post-Petition Contracts of the Sellers relating to the Business other than immaterial Post-Petition Contracts and open purchase orders entered into in the Ordinary Course of Business. Except as set forth on Section
4.05 of the Disclosure Schedule and except for Post-Petition Contracts that are immaterial to the Business, none of the Post-Petition Contracts contains any provisions restricting its assignment to the Purchaser pursuant to the terms of this Agreement.

         Section 4.06. ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE

               (a) All of the Accounts Receivable of the Business reflected on the Audited Financial Statement for the year ended December 31, 2001 (the "2001 AUDITED FINANCIAL STATEMENT") or acquired after the date thereof and on or before the Closing Date represent amounts receivable for products actually delivered or services actually provided, and have arisen from bona fide transactions in the Ordinary Course of Business. All Accounts Receivable of the Business reflected on the 2001 Audited Financial Statement or acquired after the date thereof and on or before the Closing Date are accurately reflected on the books of the Business and have arisen from bona fide transactions. The reserve on the 2001 Audited Financial Statement for doubtful accounts is adequate in accordance with GAAP.

               (b) All of the Accounts Payable and all payables and other accruals of the Business reflected on the 2001 Audited Financial Statement or which have arisen after the date thereof and on or before the Closing Date are accurately reflected on the books of the Business and have arisen from bona fide transactions in the Ordinary Course of Business.

         Section 4.07. INVENTORY. The raw materials and works-in-process are useable in the Ordinary Course of Business in the production or completion of the finished goods included in the Acquired Assets. All of the raw materials and works-in-process can reasonably be expected to be consumed (other than with respect to scrappage consistent with past practice of the Business) in the Ordinary Course of Business within a reasonable period of time, and the finished goods included in the Acquired Assets are fit for the ordinary purposes, or if applicable, the particular purposes, for which such finished goods are used and are saleable in the Ordinary Course of Business. All Inventory of the Polaroid Entities relating to the Business and reflected on the 2001 Audited Financial Statement or acquired by the Polaroid Entities thereafter and on or before the Closing Date is carried on Sellers' books and records relating to the Business at not in excess of the lower of historical cost or market price determined in accordance with GAAP. Sellers have provided for adequate reserves in accordance with GAAP with respect to slow moving, damaged and obsolete Inventory.

         Section 4.08. ALL ASSETS. Except for the Excluded Assets, the Acquired Assets include all assets and properties of Sellers which are primarily related to, or otherwise material to the conduct of, the Business. To Sellers' Knowledge, no additional assets other than those included in the Acquired Assets are necessary in order to operate the Business.

         Section 4.09. FINANCIAL STATEMENTS. The books of account and related records of each Polaroid Entity for the Business fairly reflect in reasonable detail all assets, liabilities and transactions relating to the Business in accordance with GAAP. Polaroid has delivered to the Purchaser true, correct and complete copies of the audited consolidated financial statements of Polaroid as of and for the 12-month periods ended December 31, 2001, December 31, 2000 and December 31, 1999, each together with a report thereon by the Sellers' Auditors (the "AUDITED FINANCIAL STATEMENTS"). Attached hereto as Section 4.09 of the Disclosure Schedule are the unaudited historical balance sheet of the Business as of March 3, 2002 and the unaudited historical statements of results of operations and cash flows of the Business for the two-month period ended March 3, 2002 (collectively, the "INTERIM FINANCIAL STATEMENTS" and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements were compiled from each Polaroid Entity's books and records for the Business, are in accordance with such books and records, present fairly in all material respects the financial position of Polaroid and its consolidated Subsidiaries as of the dates thereof, their results of operations and cash flows for the periods then ended (except, in the case of the Interim Financial Statements, in respect of normal and recurring year end adjustments, none of which is material in amount), and the assets and liabilities of the Business as of the dates thereof, in accordance with GAAP consistently applied throughout the period. Except for (a) Liabilities incurred in the Ordinary Course of Business after the Determination Date; (b) Liabilities disclosed, reflected or provided for in the Financial Statements; (c) Liabilities disclosed in the Disclosure Schedule and (d) Liabilities incurred in connection with the transactions contemplated hereby, from the Determination Date, no Polaroid Entity has incurred any Liabilities that would both (i) be required to be reflected or provided for in a balance sheet prepared in accordance with GAAP and the policies, procedures and methods used to prepare the Financial Statements and (ii) be reasonably likely to have a Material Adverse Effect.

         Section 4.10. RELATIONSHIP WITH CUSTOMERS AND SUPPLIERS. Section 4.10 of the Disclosure Schedule sets forth a complete and correct list of the twenty
(20) largest customers (by net sales) and twenty (20) largest suppliers (by dollar volume) of the Polaroid Entities for the fiscal year ended December 31, 2001 and for the two-month period ended March 3, 2002. To Sellers' Knowledge, no such customer or supplier listed on Section 4.10 of the Disclosure Schedule, or any customer who is the sole purchaser of a product or any supplier who is the sole source of any supplies, intends to terminate or adversely and materially modify its business relationship with any Polaroid Entity.

         Section 4.11. NO CHANGES. From the Determination Date to the date hereof, except as disclosed in Section 4.11 of the Disclosure Schedule, the Polaroid Entities have conducted the Business only in the Ordinary Course of Business. Without limiting the generality of the foregoing, since the Determination Date, except as disclosed in Section 4.11 of the Disclosure Schedule, there has not been:

               (a) any Material Adverse Effect;

               (b) any increase in the salaries or other compensation payable or to become payable to any Employee whose aggregate annual compensation prior to the Determination Date was in excess of $100,000 (or the foreign currency equivalent thereof) or any general increase in the salaries or other compensation payable or to become payable to Employees outside the Ordinary Course of Business, or any advance (excluding advances for ordinary business expenses) or loan to, any Employee or any increase in, or any addition to, other benefits (including any bonus, profit-sharing, pension or other plan) to which any of the Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the Ordinary Course of Business made pursuant to the benefit plans described in
Section 4.11(b) of the Disclosure Schedule, or any other payment of any kind to or on behalf of any Employee other than payment of base compensation and reimbursement for reasonable expenses in the Ordinary Course of Business;

               (c) any damage, destruction or loss affecting the Business in excess of $500,000, whether or not covered by insurance;

               (d) any cancellation or waiver of any right material to the Business or any cancellation or waiver of any material debts or claims of the Business;

               (e) any change by any Polaroid Entity in its method of accounting or keeping its books of account or accounting practices;

               (f) any disposition of or failure to keep in effect any rights in, to or for the use of any of the Intellectual Property (other than with respect to Trade Secrets) relating to the Business, or, to the Sellers' Knowledge, any disposition of or failure to keep in effect any rights in, to or for the use of any Trade Secrets relating to the Business;

               (g) any sale, transfer or other disposition of any material assets, properties or rights of the Business, except sales of Inventory in the Ordinary Course of Business;

               (h) any mortgage, pledge or subjection to an Encumbrance of any kind (other than Permitted Encumbrances) of any assets, tangible or intangible, of the Business;

               (i) any making or authorization of any single capital expenditure in excess of $500,000, or capital expenditures in excess of $5,000,000 in the aggregate; or

               (j) any material change or modification of any Polaroid Entity's credit, collection and payment policies, procedures and general practices with respect to the collection of Accounts Receivable and the payment of Accounts Payable.

         Section 4.12. LITIGATION. Except for the pendency of the Case, there is no suit, action, proceeding, or investigation (whether at law or equity, before or by any federal, state, or foreign commission, court, tribunal, board, agency, or instrumentality, or before any arbitrator) pending or, to any of the Sellers' Knowledge, threatened against or affecting any Polaroid Entity, the outcome of which would have, individually or in the aggregate, a Material Adverse Effect, nor is there any judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against any Polaroid Entity that would have a Material Adverse Effect.

         Section 4.13. NO DEFAULT. No Acquired Subsidiary is in violation, breach of, or default under (and no event has occurred that with notice or the lapse of time would constitute a violation, breach of, or a default under) any term, condition, or provision of (a) its articles of incorporation or bylaws or other organizational documents, (b) any note, bond, mortgage, deed of trust, security interest, indenture, loan or credit agreement, license, permit, contract, lease, agreement, plan, or other instrument, commitment or obligation to which such Acquired Subsidiary is a party or by which such Acquired Subsidiary's properties or assets may be bound or affected, or (c) any order, writ, governmental authorization, injunction, decree, statute, rule, or regulation applicable to such Acquired Subsidiary or to such Acquired Subsidiary's properties or assets, except, in the case of clause (b) above, as would not, individually or in the aggregate, result in a Material Adverse Effect.

         Section 4.14. NO VIOLATION OF LAW.

               (a) Except as set forth in Section 4.14 of the Disclosure Schedule, the Polaroid Entities possess and are in compliance with all Permits (other than Environmental Permits which are governed by Section 4.15) required in connection with the conduct of the Business under all applicable laws, rules, regulations and ordinances, the failure of which to obtain or hold would be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 4.14 of the Disclosure Schedule, since December 31, 1999, the Polaroid Entities have conducted the Business and are currently doing so in compliance with all Applicable Law relating to the Business, except for such violations which would not be reasonably expected to have a Material Adverse Effect. Except as set forth in Section 4.14 of the Disclosure Schedule, no Permit (other than Environmental Permits which are governed by Section 4.15) not presently possessed by the Polaroid Entities is required under applicable law to conduct the Business, except as would not, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in Section 4.14 of the Disclosure Schedule, the Permits (other than Environmental Permits which are governed by Section 4.15) of the Polaroid Entities relating to the operation of the Business are in full force and effect and there are no proceedings pending or, to Sellers' Knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

               (b) Except to the extent excused by or unenforceable as a result of the commencement or pendency of the Case or the application of any provision of the Bankruptcy Code, no Polaroid Entity is in violation of, or has been given notice or been charged with any violation of, Applicable Law relating to the Business, except for such violations, notices, or changes that would not, individually or in the aggregate, result in a Material Adverse Effect.

         Section 4.15. ENVIRONMENTAL MATTERS. Except as specifically disclosed in Section 4.15 of the Disclosure Schedule (which disclosed items would not, individually or in the aggregate, result in a Material Adverse Effect):

               (a) each Polaroid Entity is, and has been for the applicable statute of limitations period, in compliance in all material respects with all applicable Environmental Laws (which, for purposes of this subsection, does not include the Occupational Safety and Health Act);

               (b) no Polaroid Entity is subject to any pending or, to the Sellers' Knowledge, threatened claim, action, suit, investigation, inquiry, or proceeding under any Environmental Law with respect to the Release or threat of Release of any Hazardous Materials, or with respect to any Environmental Liability;

               (c) there has been no Release, or, to the Sellers' Knowledge, threat of Release, of Hazardous Materials by any Polaroid Entity or any of their predecessors, or otherwise arising in connection with the Business (as currently or formerly operated) or at any of the properties currently used, owned, operated or leased by the Business that requires or may reasonably be expected in the future to require investigation, remediation, or other responses or actions ("REMEDIATION") under Environmental Laws;

               (d) the Polaroid Entities hold and have been for the applicable statute of limitations period, and are in compliance in all material respects with, all permits, certificates, licenses, approvals, registrations and authorizations required under Environmental Laws ("ENVIRONMENTAL PERMITS"), all such Environmental Permits are in full force and effect and, to the extent required so that the Business can continue operations immediately after Closing in all material respects in the same manner as conducted immediately before the Closing, all Environmental Permits are transferable or assignable to the Purchaser or can be reissued to the Purchaser under Environmental Laws without material interruption to the Business.

               (e) the Sellers have not received any written or, to the Sellers' Knowledge, any other request for information, notice of claims, demand or other notification that they (or any of their predecessors) are or may be potentially responsible with respect to any Remediation of Hazardous Materials (whether on-site or off-site). No Hazardous Materials Managed or Released by or on behalf of Sellers have come to be located at any site listed on the National Priorities List promulgated pursuant to CERCLA, CERCLIS, any similar list maintained by any Governmental Authority, or which requires Remediation under applicable Environmental Laws;

               (f) there are no underground storage tanks (either active or abandoned), asbestos or asbestos-containing materials, or PCB-containing equipment at any property owned, leased or operated by Sellers which requires closure, removal, abatement, or retrofilling under Environmental Laws;

               (g) all non-privileged environmental investigations, inspections, studies, audits, tests, reviews or other analysis conducted in relation to Sellers, any real property currently or formerly owned, operated or leased by Sellers (or their predecessors) or the Business (as currently or formerly operated) (collectively, "ENVIRONMENTAL AUDITS") in the possession or control of Sellers have been made available to Purchaser, and none of the privileged Environmental Audits which have not been made available to the Purchaser contains material information not otherwise disclosed to the Purchaser in writing; and

               (h) the Sellers have not retained or assumed by contract any liability or responsibility for any Environmental Liabilities, environmental claims or environmental conditions.

         Section 4.16. EMPLOYEE BENEFITS.

               (a) Section 4.16(a) of the Disclosure Schedule contains a true, correct and complete list of Pension Plans and Welfare Plans (including, but not limited to, medical, dental, life insurance and severance plans) or other material employee fringe benefit plans presently maintained by, or contributed to by, Sellers for the benefit of any current Employees of Sellers who are or were engaged in the Business. True and complete copies of each of said plans have been or will be furnished or made available to Purchaser.

               (b) There are no Multiemployer Plans applicable to any Hired Employees.

               (c) Except as may be disclosed on Section 4.16 of the Disclosure Schedule, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

                   (i) no asset of any Seller or any ERISA Affiliate, which is to be acquired by Purchaser pursuant to this Agreement, is subject to any lien under Code section 401(a)(29), ERISA Section 302(f) or Code section 412(n), ERISA Section 4068 or arising out of any action filed under ERISA Section 4301(b).

                   (ii) Neither the Sellers nor any ERISA Affiliate has incurred any liability which would reasonably be expected to subject Purchaser or any asset to be acquired by Purchaser pursuant to this Agreement to material liability under Section 4062, 4063, 4064 or 4069 of ERISA.

                   (iii) Neither the Sellers nor any ERISA Affiliate, has incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, including a contingent withdrawal liability as a result of a transaction described in Section 4204 of ERISA with respect to any multiemployer pension plan, as defined in Section 4001 of ERISA, that could reasonably be expected to subject Purchaser or any asset to be acquired by Purchaser pursuant to this Agreement to material liability, which liability has not been fully paid as of the date hereof.

               (d) (i) Schedule 4.16(d) of the Disclosure Schedule contains a true and complete list of each pension plan and each plan comparable to a Welfare Plan, including, but not limited to, each medical, dental, life insurance and severance plan maintained by Sellers or any Acquired Subsidiary, for any current Employee in the United Kingdom, The Netherlands, Japan, Hong Kong, Mexico, Germany and Italy. True copies of each such plan, or an accurate description of any such plan that is not written, has been furnished or made available to Purchaser prior to the Closing Date.

                   (ii) For purposes of Sections 4.16(e) and (f), the terms "Foreign Plan" or "Foreign Plans" includes any pension plan, plan comparable to a Welfare Plan, including, but not limited to, medical, dental, life insurance and severance plans, as well as any bonus, deferred compensation or other material fringe benefit plan maintained or required to be maintained by the law of the relevant jurisdiction by any Seller or any Acquired Subsidiary for the benefit of any employee or former employee of any Acquired Subsidiary.

               (e) Sellers and the Acquired Subsidiaries and each of the Foreign Plans are in compliance in all material respects with the provisions of the laws of each jurisdiction in which any of the Foreign Plans are maintained, to the extent such laws are applicable to the Foreign Plans.

               (f) Except as may be set forth in Schedule 4.16 of the Disclosure Schedule, or as could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect:

                   (i) all contributions to, and payments from, the Foreign Plans, or to or from a trust, insurance contract or other funding medium maintained in connection with any such Foreign Plan, which may have been required to be made in accordance with the terms of any such plan or the law of the jurisdiction in which such plan is maintained, have been timely made. All contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the financial statements of the employer maintaining such plan.

                   (ii) All material reports, returns and similar documents with respect to any Foreign Plan required to be filed with any government agency or distributed to any Foreign Plan participant have been duly and timely filed or distributed.

                   (iii) Each of the Foreign Plans has obtained from the government or governments having jurisdiction with respect to such plan any required determinations that such plans are in compliance with the laws and regulations of any government.

                   (iv) Each of the Foreign Plans has been administered at all times, in all material respects, in accordance with its terms. There are no pending investigations by any governmental agency involving the Foreign Plans, no claims pending or threatened in writing (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan which could give rise to any liability, nor are there any facts that could give rise to any material liability in the event of such investigation, claim, suit or proceeding.

                   (v) The assets of each of the Foreign Plans (which is comparable to an employee pension benefit plan as defined in Section 3(2) of ERISA or otherwise provides retirement, medical or life insurance benefits following retirement) are at least equal to the liabilities of such plans. Purchaser will incur no material liability with respect to any Foreign Plan with respect to service thereunder performed before the Closing Date, other than liability for contributions attributable to periods following the Closing Date.

                   (vi) No Foreign Plan entitles any Employee or former Employee covered under any such Plan to purchase or otherwise acquire any equity interest in any Seller or any Affiliate of the Seller maintaining such Foreign Plan.

         Section 4.17. REAL PROPERTY.

               (a) Section 4.17 of the Disclosure Schedule sets forth a list of all of the real estate owned by the Polaroid Entities and used in the Business (such real estate, together with all beneficial, appurtenant easements and other appurtenances thereto and with all Improvements, is collectively referred to herein as the "OWNED REAL ESTATE"), and includes the street address and the related deeds or the legal description of each parcel of the Owned Real Estate. Sellers have made available to Purchaser true, correct and complete copies of all (A) title reports, title insurance policies and commitments therefor, (B) surveys, and (C) licenses, certificates of occupancy, plans, specifications and permits pertaining to the Owned Real Estate that are in the possession or control of Sellers. Sellers represent and warrant with respect to the Owned Real
Estate:

                   (i) Except as set forth in Section 4.17 of the Disclosure Schedule, the Polaroid Entities have good, valid, marketable and indefeasible fee simple title to, and are in actual, exclusive possession of, the Owned Real Estate. The Owned Real Estate is free and clear of all Encumbrances other than Permitted Encumbrances.

                   (ii) No portion of any of the Owned Real Estate is subject to a special ad valorem tax valuation or rate that will be lost as a result of the transfer to Purchaser pursuant to the provisions hereof.

                   (iii) Sellers have not received notice from any Governmental Authority or insurance carrier of any matter that would have a Material Adverse Effect upon the Owned Real Estate.

                   (iv) The Owned Real Estate and the use thereof by the Polaroid Entities in connection with the Business as currently used and consistent with past practice complies in all material respects with all covenants, easements and restrictions of record affecting the Owned Real Estate.

               (b) Section 4.17 of the Disclosure Schedule sets forth a list of all of the leases or rights of occupancy pursuant to which the Polaroid Entities lease or sublease any real property or interest therein related to or used by the Polaroid Entities in the Business (collectively, as heretofore modified, amended or extended, the "LEASES"), including the identification of each of the lessors thereof and the street addresses of all of the real estate demised under each of the Leases (collectively, the "LEASED REAL ESTATE"). To the extent within Sellers' possession and control, Sellers have made available to Purchaser true, correct and complete copies of all (A) leasehold title reports, leasehold title insurance policies and commitments therefor, (B) surveys, (C) licenses, certificates of occupancy, plans, specifications and permits and other documents pertaining to the Leased Real Estate that are in the possession or control of Sellers and (D) each of the Leases, including all amendments, modifications and extensions, and together with all subordination, non-disturbance and/or attornment agreements related thereto. Sellers represent and warrant with respect to the Leased Real Estate:

                   (i) Except as set forth in Section 4.17 of the Disclosure Schedule, one or more of the Polaroid Entities is the lessee under all Leases and has actual exclusive possession of the Leased Real Estate. No party other than one or more of the Polaroid Entities has any right to possession, occupancy or use of any of the Leased Real Estate.

                   (ii) Each of the Leases is valid and in full force and effect and is binding and enforceable in accordance with its terms. Except as set forth in Section 4.17 of the Disclosure Schedule, none, of the Sellers has received any written notice of default under any provision of any of the Leases.

                   (iii) Except as set forth in Section 4.17 of the Disclosure Schedule, none of the Polaroid Entities and, to Sellers' Knowledge, none of the lessors under any of the Leases is in material breach or default under any of the Leases and no event has occurred that with notice, the passage of time or both would constitute such a material breach or default or permit termination, modification or acceleration thereunder.

                   (iv) The Polaroid Entities have good, valid and indefeasible title to all the leasehold estates conveyed under the Leases free and clear of all Encumbrances, except Permitted Encumbrances.

                   (v) Except as set forth in Section 4.17 of the Disclosure Schedule, there have been no casualties or condemnations which could result in the termination of any of the Leases.

                   (vi) Except as set forth in Section 4.17 of the Disclosure
         Schedule: (i) no consent of any of the lessors under any of the Leases is required by reason of any of the transactions contemplated by this Agreement, and (ii) none of the rights of the Polaroid Entities under any of the Leases will be impaired by the consummation of the transactions contemplated by this Agreement.

               (c) Sellers represent and warrant with respect to both the Owned Real Estate and the Leased Real Estate (collectively, the "REAL ESTATE") that
(i) there is no violation of any Applicable Laws that would have a Material Adverse Effect, (ii) all the Real Estate is adequately serviced in all material respects by appropriate utilities to carry on the Business at the Real Estate,
(iii) there is adequate pedestrian and vehicular access in all material respects to all the Real Estate, and (iv) other than the Real Estate, no other real estate or rights, titles, estates or interest therein is necessary to the conduct of the Business in the United States as currently conducted and consistent with past practice.

         Section 4.18. TITLE TO AND USE OF PROPERTY.

               (a) Sellers have good, valid and marketable (or with respect to personal property, merchantable) title to, or valid and subsisting leasehold interests in, all of the Acquired Assets; none of the Acquired Assets is owned jointly with, or leased to, any other Person, including Affiliates of Sellers; and except as disclosed in Section 4.18 of the Disclosure Schedule, none of the Acquired Assets is subject to any Encumbrance, all of which scheduled Encumbrances, other than the Permitted Encumbrances (and except as specifically noted in Section 4.18 of the Disclosure Schedule) shall be removed on or prior to the Closing.

               (b) Except as disclosed in Section 4.18 of the Disclosure Schedule, the buildings, machinery, equipment, tools, office furniture and fixtures, improvements and other tangible assets of the Business included in the Acquired Assets are in good operating condition and repair, subject to reasonable wear and tear.

         Section 4.19. BROKERS. Except for Dresdner Kleinwort Wasserstein, Inc., the fees related to which shall be borne by Sellers, no person is entitled to any brokerage, financial advisory, finder's, or similar fee or commission payable by any Polaroid Entity or any of their Affiliates in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any Polaroid Entity or any of their Affiliates.

         Section 4.20. INTELLECTUAL PROPERTY.

               (a) The Polaroid Entities, collectively, own, or are licensed or, to Sellers' Knowledge, otherwise possess legally enforceable rights to use the Intellectual Property used in or held for use in the Business (the "Polaroid Intellectual Property"). The Polaroid Intellectual Property includes all rights reasonably necessary for operation of the Business.

               (b) Except for such omissions as would be individually or collectively immaterial to the Business, Section 4.20 of the Disclosure Schedule sets forth a complete and accurate list of all Patents, registered Marks, registered Copyrights, and Domain Names included in the Polaroid Intellectual Property, specifying as to each such item, as applicable: (A) the owner of the item, (B) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (C) the respective issuance, registration, or application number of the item, and (D) the date of application and issuance or registration of the item.

               (c) Except for such omissions as would be individually or collectively immaterial to the Business, Section 4.20 of the Disclosure Schedule also contains a complete and accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) by which the Polaroid Entities license or otherwise authorize a Third Party, or are licensed or otherwise authorized by a Third Party, to use any Intellectual Property. Other than with respect to monetary defaults by the Sellers under Contracts that are curable by payment of all cure amounts payable to effectuate, pursuant to the Bankruptcy Code, the assumption by and assignment to the Purchaser of such Contracts under the Approval Order, if applicable, none of the Polaroid Entities or, to Sellers' Knowledge, any other party is in breach of or default under in any material respect any material license or other agreement and each such license or other agreement is now and immediately following the Closing shall be valid and in full force and effect.

               (d) Except as would not have a Material Adverse Effect:

                   (i) no Polaroid Entity will, as a result of the execution and delivery of this Agreement or the consummation of the Contemplated Transactions be in breach of or suffer any loss of rights under any material license, sublicense or other agreement relating to the Polaroid Intellectual Property;

                   (ii) each Patent, registered Mark, and registered Copyright owned by a Polaroid Entity which is used in the Business is subsisting and, to the Sellers' Knowledge, valid and enforceable; (B) no Polaroid Entity, as of the date hereof, is a party to any currently pending litigation which involves a claim of infringement of any Patent, Mark, or Copyright or violation of any Trade Secret or other proprietary right of any Third Party, or has received written notice of any such threatened claim; and (C) to the Sellers' Knowledge, the manufacturing, marketing, licensing, or sale of any products of the Business, in the manner currently manufactured, marketed, sold, or licensed by the Polaroid Entities, does not and will not as of the Closing infringe or misappropriate any Patent, Mark, Copyright, Trade Secret or other proprietary right of any Third Party;

                   (iii) at the Closing, Sellers will transfer and assign to the Purchaser all of the Sellers' right, title and interest in and to the Polaroid Entities' rights in the Polaroid Intellectual Property free and clear of any Encumbrances;

                   (iv) all Domain Names are currently registered in the name of a Polaroid Entity with an appropriate registration authority; no such Domain Name is currently involved in any opposition, invalidation or cancellation proceeding and, to the Sellers' Knowledge, no such action is threatened with respect to any Domain Name;

                   (v) to Sellers' Knowledge, none of the Trade Secrets of the Polaroid Entities has been disclosed to any person unless such disclosure was necessary, and was made pursuant to an enforceable confidentiality agreement; and

                   (vi) the information technology systems owned, licensed, leased, operated on behalf of, or otherwise used or held for use by the Polaroid Entities, including computer hardware, software, firmware and telecommunications systems, perform reliably and in material conformance with the appropriate specifications or documentation for such systems. Except for scheduled or routine maintenance, such information technology systems are reliably available for use by the Polaroid Entities and, as applicable, by their customers and clients, 24 hours per day, 7 days per week. The Polaroid Entities have taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of critical business data, including the provision of hot fail-over server capacity in the event of a systems failure or disaster. To Sellers' Knowledge, the computer software owned by the Polaroid Entities, and all of the licensed software used in their respective businesses, perform in material conformance with the applicable documentation for such software, and do not contain any viruses, trapdoors, worms, or other disabling or malicious code.

               Section 4.21. LABOR MATTERS. Except as disclosed in Section 4.21 of the Disclosure Schedule, no Polaroid Entity has entered into any severance or similar arrangement in respect of any present Employee of any Polaroid Entity that will result in any obligation of the Purchaser or any Acquired Subsidiary to make any payment to any present Employee of any Polaroid Entity following termination of employment or upon a change of control of any Polaroid Entity or upon consummation of the transactions contemplated under this Agreement. Since December 31, 2000, no Polaroid Entity has engaged in any unfair labor practice and, to Sellers' Knowledge, there are no complaints against any Polaroid Entity pending before the National Labor Relations Board or any similar state, local or foreign labor agency by or on behalf of any Employee of any Polaroid Entity. Except as set forth in Section 4.21 of the Disclosure Schedule, no Seller is a party to, or a participant in any negotiation of, any collective bargaining agreement or other labor agreement with respect to its Employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under any Laws. There are no labor strikes, slow downs or stoppages pending or, to the Sellers' Knowledge, threatened with respect to the Employees of any Polaroid Entity, and since December 31, 2000, no Polaroid Entity has experienced any attempt by organized labor to cause any Polaroid Entity to comply with or conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover any or all of its Employees. Except as would not have a Material Adverse Effect, (a) each Polaroid Entity has complied with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings (hereinafter collectively referred to as the "EMPLOYMENT LAWS") and (b) no Polaroid Entity is liable for the payment of fines, penalties or other amounts, however designated, for failure to comply with any of the forgoing Employment Laws. Section

4.21 of the Disclosure Schedule sets forth the number of employees employed by any of the Sellers (along with such employee's "location/site of employment" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN ACT"), 29 U.S.C. Section 2101, ET SEQ.) who have experienced an "employment loss" (as defined by the WARN Act) while employed by any of the Sellers during the ninety (90)-day period immediately preceding the date hereof. Not more than five (5) days prior to the Closing Date, Sellers shall deliver to the Purchaser a list of all employees employed by any of the Sellers (along with such employees' "location/site of employment" within the meaning of the WARN
Act) who have experienced an "employment loss" (as defined by the WARN Act) from the date hereof until such date of delivery.

         Section 4.22. TAX MATTERS. Except as provided in Section 4.22 of the Disclosure Schedule: (a) All Tax Returns which were required to be filed by or with respect to any of the Sellers or the Foreign Subsidiaries have been duly and timely filed and each such Tax Return was true, correct and complete in all material respects when filed; (b) all Taxes owed by any of the Sellers or the Foreign Subsidiaries have been timely paid; (c) all Tax withholding and deposit requirements imposed on or with respect to any of the Sellers or the Foreign Subsidiaries have been satisfied in all material respects; (d) to the Sellers' Knowledge, there are no material mortgages, pledges, liens, encumbrances, charges or other security interests on any of the assets of any of the Foreign Subsidiaries or on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax; (e) there is no written claim against any of the Sellers or the Foreign Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed in writing or, to the Sellers' Knowledge, may be proposed with respect to any Tax Return of or with respect to any of the Sellers or the Foreign Subsidiaries; (f) no payments are due or will become due by any of the Foreign Subsidiaries pursuant to any tax sharing agreement or arrangement or any tax indemnification agreement; (g) none of the Acquired Assets to be sold by a Seller that is not a United States person (within the meaning of section 7701(a)(30) of the Code) is a United States real property interest (within the meaning of section 897(c) of the Code); (h) none of the Acquired Subsidiaries is engaged in a United States trade or business (within the meaning of section 864 of the Code) or owns any assets within the United States; (i) no Foreign Subsidiary has had the amount of Subpart F income reduced for any taxable year under section 952(c)(1)(A) of the Code, except to the extent that such reduction subsequently was taken into account by such Foreign Subsidiary under section 952(c)(2) of the Code; (j) liability for Taxes reflected on the books of the Foreign Subsidiaries are at least equal to the accrued but unpaid Taxes of the Foreign Subsidiaries and on the Closing Date will at least equal the accrued but unpaid Taxes of such Foreign Subsidiaries through the Closing Date; (k) none of the Acquired Assets or Foreign Subsidiaries is treated as an interest in a partnership for Tax purposes; (l) no election has been made under section 7701 of the Code with respect to any of the Foreign Subsidiaries; (m) no Foreign Subsidiary has had its income adjusted by any taxing authority, or agreed to any adjustment, pursuant to section 482 of the Code, or any comparable provision of state, local, or foreign law, which adjustment has continuing effect; and (n) no Taxing authority with respect to which the Sellers or the Foreign Subsidiaries do not file Tax Returns has claimed that the Sellers or the Foreign Subsidiaries are or may be subject to Taxes by that Taxing authority.

         Section 4.23. PRODUCTS LIABILITY. Except as disclosed on Section 4.23 of the Disclosure Schedule, there are no:

               (a) material liabilities of the Polaroid Entities, fixed or contingent, asserted or, to the Sellers' Knowledge, unasserted, with respect to any product liability or any similar claim that relates to any product manufactured by the Business on or prior to the Closing Date; or

               (b) material liabilities of the Polaroid Entities, fixed or contingent, asserted or, to the Sellers' Knowledge, unasserted, with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured by the Business on or prior to the Closing Date, other than standard warranty obligations (to replace, repair or refund) in the Ordinary Course of Business.

         Section 4.24. DEBT REPAYMENT. As of April 11, 2002, the Sellers and/or the Foreign Subsidiaries have paid in full all of the amounts outstanding under that certain Euros 72,500,000 Multi-Currency Revolving Loan Facility, dated August 3, 1999, among Polaroid (U.K.) Limited, as borrower, Polaroid, as guarantor, the lenders from time to time party thereto, and the agents named therein, as amended (the "UK LOAN AGREEMENT"). The total amount paid under the UK Loan Agreement, including interest, professional fees and expenses related thereto, was $44,408,046. The Sellers and the Foreign Subsidiaries have no further liabilities or obligations under the UK Loan Agreement.

         Section 4.25. INVESTMENT. Each Seller (a) understands that the Warrants have not been, and will not be, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Warrants solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the Purchaser and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Warrants, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Warrants, and (f) is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that make it capable of evaluating the merits and risks of its purchase of the Warrants.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Sellers as follows:

               Section 5.01. ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               Section 5.02. AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has the corporate power and authority to enter into and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the

Purchaser and the consummation by the Purchaser of the Contemplated Transactions have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming this Agreement constitutes a legal, valid and binding obligation of the Sellers) constitutes a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         Section 5.03. NO VIOLATIONS. Neither the execution, delivery, or performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the Contemplated Transactions, nor compliance by the Purchaser with any of the provisions hereof, will (a) except for the Governmental Requirements, require the Purchaser to obtain any consent, approval or action of, or make any filing with or give notice to, any domestic or foreign governmental or regulatory body or any other Person, (b) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Purchaser, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or the Purchaser's properties or assets may be bound or affected, (d) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Purchaser or the Purchaser's properties or assets, or (e) result in the creation or imposition of any Encumbrance on any asset of the Purchaser.

         Section 5.04. CONSENTS AND APPROVALS. Except for Governmental Requirements, no consent, approval, or authorization of, or declaration, filing, or registration with, any domestic or foreign government or regulatory authority is required to be made or obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the Contemplated Transactions.

         Section 5.05. LITIGATION. Except for the pendency of the Case, there is no suit, action, proceeding, or investigation (whether at law or equity, before or by any federal, state, or foreign commission, court, tribunal, board, agency, or instrumentality, or before any arbitrator) pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser which could reasonably be expected to result in the issuance of a judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding restraining, enjoining or otherwise prohibiting the Purchaser from consummating the transactions contemplated by this Agreement.

         Section 5.06. FINANCING. The Purchaser has delivered to Polaroid a true and correct copy of a commitment letter (the "EQUITY COMMITMENT LETTER") from One Equity Partners LLC ("OEP") for equity financing in connection with the transactions contemplated hereunder. The Commitment Letter has been duly executed and delivered by OEP and is in full force and effect. As of the Closing, when the Purchaser receives the financing contemplated by the Equity Commitment Letter and by Section 9.01(d)(v), the Purchaser shall have sufficient funds to pay the Cash Consideration and to consummate the transactions contemplated under this Agreement.

         Section 5.07. BROKERS. No person is entitled to any brokerage, financial advisory, finder's, or similar fee or commission payable by the Purchaser or any of its Affiliates in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Purchaser or any of its Affiliates.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.01. CONDUCT OF BUSINESS BY THE POLAROID ENTITIES PENDING THE CLOSING. Polaroid covenants and agrees that after the date hereof and prior to the Closing Date, except (i) as contemplated by this Agreement, (ii) as disclosed in the Disclosure Schedule, or (iii) as required by, arising out of, relating to or resulting from the Petitions or otherwise approved by the Bankruptcy Court with the Purchaser's Consent:

               (a) it shall, and shall cause each of the Polaroid Entities to, use its commercially reasonable efforts to operate in the Ordinary Course of Business, and conduct, carry on and maintain and preserve the Business intact; use commercially reasonable efforts to maintain and preserve its relationships with and the goodwill of suppliers, customers and others having business relations with the Business; maintain the Acquired Assets, as well as books of account, records and files related to the conduct of the Business and the Employees, all in the Ordinary Course of Business; and use its commercially reasonable efforts to keep available to Purchaser the Employees;

               (b) it shall promptly inform Purchaser in writing of any specific event or circumstance of which it is aware, or of which it receives notice, that has or is reasonably likely to have a Material Adverse Effect, on the Acquired Assets or the current or future earnings of the Business or which constitute a breach of any representations or warranties set forth in Article IV hereof;

               (c) no Acquired Subsidiary or Subsidiary thereof shall adopt or propose any change in its certificate of incorporation or bylaws (or similar organizational documents);

               (d) no Acquired Subsidiary or Subsidiary thereof shall declare, set aside, or pay any dividend or other distribution with respect to any of its Equity Interests other than in Cash and Cash Equivalents, or split, combine, or reclassify any of its Equity Interests, or repurchase, redeem, or otherwise acquire any shares of its Equity Interests;

               (e) no Acquired Subsidiary or Subsidiary thereof shall merge or consolidate with any other Person;

               (f) no Polaroid Entity shall lease, license, or otherwise surrender, relinquish, encumber, or dispose of any material assets other than in the Ordinary Course of Business;

               (g) no Acquired Subsidiary or Subsidiary thereof shall change any material method of accounting or material accounting practice used by it, except for any change required by GAAP or Applicable Law;

               (h) other than in the Ordinary Course of Business, no Polaroid Entity shall establish, modify to increase cost or increase the compensation or benefits under, or promise to establish, modify to increase cost or increase the compensation or benefits under any Welfare Plans or Pension Plans or Foreign Plans, or otherwise increase the compensation payable to any directors, officers, or Employees of any Polaroid Entity, and no Polaroid Entity will establish, adopt or enter into any collective bargaining or similar agreement;

               (i) Sellers shall not, without the prior written consent of Purchaser, take or omit to take any action which if taken or omitted prior to the date hereof would constitute a breach of any representations or warranties set forth in this Agreement, or which would result in any of the occurrences or events set forth in Section 4.11 hereof; and

               (j) no entity so bound shall agree or commit to do any of the foregoing.

         Section 6.02. ACCESS AND INFORMATION. Each of the Polaroid Entities shall afford to the Purchaser and to the Purchaser's Representatives and financing sources reasonable access without material disruption to the Business throughout the period prior to the Closing Date to all its books, documents, records, properties and facilities that relate to the Business and, during such period, shall furnish as promptly as practicable to the Purchaser (a) a copy of each report, schedule, and other document filed or received by them pursuant to the requirements of federal or state securities laws and (b) all other information as the Purchaser reasonably may request in furtherance of the Contemplated Transactions. Each of the Polaroid Entities shall permit the Purchaser and the Purchaser's Representatives and financing sources to discuss the affairs, finances and business of the Sellers and the Foreign Subsidiaries with the officers and employees of Sellers or any Affiliate of Sellers listed in
Section 6.02 of the Disclosure Schedule and, with the prior consent of the General Counsel or the Deputy General Counsel of Polaroid, any other officers, employees or directors of Sellers or any Affiliate of Sellers, and to discuss the financial condition of Sellers and the Foreign Subsidiaries with Sellers' Auditors. No investigation or receipt of information by Purchaser pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of Sellers under this Agreement or the conditions to the obligations of Purchaser under this Agreement. Any and all information obtained by the Purchaser or the Purchaser's Representatives and financing sources pursuant to this Section 6.02 shall be subject to and maintained in compliance with the Confidentiality Agreement.

         Section 6.03. FILINGS; OTHER ACTIONS. Subject to the terms and conditions herein provided, as promptly as practicable, the Sellers and the Purchaser shall (a) promptly make all filings and submissions under the HSR Act,
(b) use all reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which material consents, approvals, permits, or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions; provided, however, that the Purchaser and the Sellers agree that neither of them will make any voluntary filing under applicable foreign antitrust laws or regulations unless advised by legal counsel in such jurisdiction that the failure to make a filing could result in a Material Adverse Effect or otherwise be in violation of Applicable Law, and (ii) timely making all such filings and timely seeking all such material consents, approvals, permits, or authorizations, and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things reasonably necessary or appropriate to consummate the Contemplated Transactions, as soon as practicable. In connection with the foregoing, the Sellers will promptly provide the Purchaser, and the Purchaser will promptly provide the Sellers, with copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to all filings and submissions required hereunder.

         Section 6.04. PUBLIC ANNOUNCEMENTS. The Purchaser and the Sellers agree that they will not make any public announcement, issue any press release or respond in writing to any press inquiry with respect to this Agreement or the Contemplated Transactions without the prior approval of the Purchaser and Polaroid (which approval will not be unreasonably withheld), except as may be required by Applicable Law, the Bankruptcy Court or any requirement of any stock exchange or inter-dealer quotation system on which the stock of either party is listed or quoted. Following the execution of this Agreement, the Purchaser and Polaroid shall issue a joint press release or separate press releases announcing the Contemplated Transactions, which press release or releases shall be approved by the Purchaser and Polaroid prior to release. From and after the Closing, Sellers will keep confidential and cause their Affiliates to keep confidential all information relating to the Business and the Acquired Assets, except as specifically and only to the extent required by applicable law or administrative or legal process; it being understood that: (a) Sellers will notify Purchaser in writing at least five days (to the extent possible) prior to any proposed disclosure of such nonpublic information in order to enable Purchaser to seek an appropriate protective order; and (b) Sellers shall not be required to keep confidential and may disclose any information which (i) is or becomes publicly available other than as a result of a disclosure by Sellers in breach of this Agreement, (ii) was known to the party receiving such information prior to the receipt thereof other than as a result of a disclosure by Sellers in breach of this Agreement, or (iii) was previously independently developed by the party receiving such information without the assistance of Sellers.

         Section 6.05. ACQUIRED ASSETS. Amounts received by Sellers on or after the Closing Date in respect of any Acquired Assets shall be paid over to Purchaser promptly upon receipt by Sellers. Any such amounts received by Seller by wire transfer shall be paid over to Purchaser promptly by wire transfer of immediately available funds to the account of the Purchaser designated on
Exhibit V or to any other account designated by the Purchaser in writing and delivered to Polaroid in accordance with Section 11.02. Sellers shall promptly send Purchaser copies of all remittance advices and checks related to payments received by Sellers with respect to such items. Purchaser shall notify the Business' customers of the change in address of the owner of the Acquired Assets as may be required in order for such customers to properly remit any payments required under any applicable Acquired Asset and Sellers shall cooperate with Purchaser as is reasonably necessary to so notify such customers.

         Section 6.06. BANKRUPTCY ACTIONS.

               (a) Within three days after the execution of this Agreement, Polaroid shall, and shall cause the other Sellers to, file a motion or motions (and related notices and proposed orders) with the Bankruptcy Court seeking approval of the Sale Procedures Order and the Approval Order.

               (b) If the Approval Order, or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), the Sellers agree to use commercially reasonable efforts to defend against such appeal, petition or motion, and the Purchaser agrees to cooperate in such efforts.

               (c) The Sellers shall give to the Purchaser written notice and a copy of all motions, applications and pleadings filed in the Case with the Bankruptcy Court from and after the date hereof, at the time of such filing, and in any event, so that such notice is actually received by the Purchaser no later than three (3) Business Days in advance of any hearing or presentment date with respect to such motion, application or other pleading.

         Section 6.07. TAX MATTERS.

               (a) The parties agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any transfer, documentary, sales, use, excise, ad valorem, registration, recordation, value-added, withholding, income and other similar Taxes, whether such Taxes would be imposed by law upon the Purchaser or the Sellers (such Taxes referred to herein as the "TRANSFER TAXES") to the extent permitted by the Bankruptcy Code, and to the extent that such certificate or other document would not increase the Taxes of the Purchaser. In addition, the Sellers agree to obtain such tax clearance or similar certificates from any Governmental Authority as the Purchaser may reasonably require (other than any such certificates with respect to income or franchise taxes), and the Purchaser shall provide such assistance as the Sellers may reasonably request in obtaining such certificates.

               (b) The Purchaser may make elections under Code Sections 338(g) and 754 and Treasury Regulation Section 301.7701-3 (the "ELECTIONS"), as appropriate, in respect of its purchase of the Acquired Subsidiaries or other entities included in the Business under this Agreement. Polaroid and the other Sellers shall assist the Purchaser in the preparation and filing of the Elections and shall take all such action as is required in order to give effect to such Elections for state, local and foreign Tax purposes to the greatest extent permitted by law.

               (c) Any agreement between Polaroid or the other Sellers, on the one hand, and any of the Acquired Subsidiaries, on the other hand, regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated as of the Closing.

               (d) The Sellers and the Foreign Subsidiaries shall notify the Purchaser of any proposed United States federal, state, or local Tax Election and any material foreign Tax Election not later than thirty days prior to making such election. Neither the Sellers nor the Foreign Subsidiaries shall make any Tax Election that could have a Material Adverse Effect without the prior written consent of the Purchaser, which shall not be unreasonably withheld. The Purchaser shall respond promptly to any request for consent to any Tax Election pursuant to this Section 6.07(d). The Purchaser shall be deemed to consent to any such election if it has not responded to any such request within ten days of receiving such request. However, the Sellers and the Foreign Subsidiaries may elect to carry back any Tax losses from Tax periods before the Closing Date to prior Tax periods if such election does not bind the Purchaser or the Foreign Subsidiaries for any Tax period or any portion thereof after the Closing Date.

               (e) Not later than 45 days prior to the Closing, the Sellers shall provide to the Purchaser a list of all Tax records of the Sellers (to the extent that they relate to the Acquired Assets or the Foreign Subsidiaries) and each of the Foreign Subsidiaries in the form set forth as Exhibit R, including without limitation the prior five Tax Returns of the Sellers (to the extent that they relate to the Acquired Assets or the Foreign Subsidiaries) and each of the Foreign Subsidiaries. The Sellers and the Foreign Subsidiaries shall grant the Purchaser access to all such records prior to the Closing and shall ensure that the Purchaser may take possession of all such records at or after the Closing if the Purchaser so elects. The Sellers and the Foreign Subsidiaries shall provide such access to their computer systems containing Tax information as may reasonably be requested by the Purchaser. The Purchaser agrees to bear any reasonable costs incurred by the Sellers in duplicating and mailing any records that the Purchaser has requested that the Sellers duplicate and mail to the Purchaser prior to the Closing.

               (f) The Sellers agree to pay all Transfer Taxes. Notwithstanding the foregoing, the Approval Order shall contain a provision that the sale, transfer, assignment and conveyance of the Acquired Assets to the Purchaser hereunder shall be entitled to the protections afforded under Section 1146(c) of the Bankruptcy Code.

               (g) The Purchaser and the Sellers agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Acquired Assets, including, without limitation, access to Books and Records, as is reasonably necessary for the filing of all Tax Returns by the Purchaser or the Sellers, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any Claim, suit or proceeding relating to any Tax. Each of the Purchaser and the Sellers shall retain all Books and Records with respect to Taxes pertaining to the Acquired Assets until the later of six years following the Closing Date and the expiration of the statute of limitations period (and, to the extent notified by the Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. At the end of such period, each party shall provide the other with at least ten days prior written notice before transferring, destroying or discarding any such Books and Records, during which period the party receiving such notice can elect to take possession, at its own expense, of such Books and Records. The Purchaser and the Sellers shall cooperate fully with each other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Acquired Assets, provided that the Sellers or the Purchaser, as appropriate, shall reimburse the Purchaser or the Sellers for reasonable costs associated with such cooperation. The Purchaser and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby), to the extent that such certificate or other document would not increase the Taxes of the Purchaser.

               (h) PREPARATION OF TAX RETURNS.

                   (i) Unless prohibited by applicable law, Purchaser and Sellers shall close all Tax periods of the Foreign Subsidiaries on the Closing Date, and shall cooperate to complete any necessary elections or filings to close all Tax periods on the Closing Date. Purchaser shall cause to be prepared and filed all income or franchise Tax Returns required to be filed with respect to the Foreign Subsidiaries for taxable periods ending prior to or on the Closing Date and including amended returns, applications for loss carryback refunds and applications for estimated tax refunds (all such income and franchise Tax Returns, amended returns and refund applications are referred to as the "PRIOR PERIOD RETURNS"). Sellers shall make available to Purchaser (and to Purchaser's accountants and attorneys) any and all books and records and other documents and information in its possession or control relating to the Foreign Subsidiaries requested by Purchaser to prepare the Prior Period Returns. If any Prior Period Returns reflect an obligation to pay Taxes that were not accrued on the books of account of the Foreign Subsidiaries through the Closing Date, then the Purchasers shall provide to the Sellers such Prior Period Returns within 15 days prior to the due date for such returns, including extensions, and the Sellers shall pay to the Purchaser, or cause to be paid out of escrow pursuant to the Holdback Escrow Agreement, not later than 5 days prior to the due date for such returns an amount equal to the excess of such Taxes over such accruals.

                   (ii) A "STRADDLE PERIOD" is any Tax period that includes (but does not end on) the Closing Date. Purchasers shall cause to be prepared and filed all income or franchise Tax Returns required to be filed with respect to the Foreign Subsidiaries for any Straddle Period (each a "STRADDLE PERIOD RETURN"). Income or franchise Taxes attributable to any Straddle Period shall be determined as if the Tax period ended on the Closing Date based on a closing of the books on such date. The Sellers shall be responsible for income or franchise Taxes for that portion of any Straddle Period ending on the Closing Date. If the portion of the Tax shown on any such Tax Return that is the responsibility of the Sellers ("SELLERS' PORTION") exceeds the accruals for such Taxes on the applicable Foreign Subsidiary's books of account, then the Purchasers shall provide a copy of such Tax Return, together with a computation of the Sellers' Portion, within 15 days prior to the due date for such returns, including extensions. Sellers shall pay, or cause to be paid out of escrow pursuant to the Holdback Escrow Agreement, the excess of the Sellers' Portion over such accruals to the Purchaser no later than 5 days prior to the due date of any Straddle Period Tax Return.

                   (iii) Purchaser shall file any and all other Tax Returns for any Acquired Subsidiary that are not Prior Period Returns or Straddle Period Tax Returns and which are to be filed after the Closing Date.

               (i) Not later than 30 days prior to the Closing, the Sellers shall provide to the Purchaser a list of all outstanding intercompany indebtedness then in effect between the Foreign Subsidiaries and between any Sellers and the Foreign Subsidiaries, identifying in each case the specific obligor and obligee. The Sellers agree that, immediately prior to the Closing, the Sellers will, at the Purchaser's request, cause any outstanding intercompany indebtedness owed by any Foreign Subsidiary to any Seller to be contributed to the capital of such Foreign Subsidiary or Foreign Subsidiaries as may be designated by the Purchaser prior to the Closing, provided that the Purchaser shall bear all costs and capital or similar Taxes imposed as a result of such contributions. Any such requests by the Purchaser shall be made only with respect to such intercompany indebtedness as remains outstanding after the repayment of the intercompany payables contemplated by Section 6.19.

               (j) The Sellers agree to cooperate with the Purchaser in making any Tax elections and any restructuring of the Sellers' operations that the Purchaser may reasonably request after the issuance of the Approval Order, including without limitation any elections under Treasury Regulations Section 301.7701-3.

         Section 6.08. CERTAIN EMPLOYEE BENEFIT MATTERS.

               (a) Not less than thirty-five (35) days prior to the Closing Date, the Purchaser shall provide Sellers with a true, correct and complete list (the "35 DAY LIST") of (i) all Polaroid Employees to whom the Purchaser intends to offer employment, commencing on the Closing Date, at the salary levels and other terms of employment determined by the Purchaser in its sole and absolute discretion, and (ii) all temporary employees, contract employees and leased employees with whom Purchaser intends to continue a service provider relationship, all of whom shall be considered U.S. employees for purposes of this Section 6.08 and Section 6.09. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement hereunder shall confer upon any such Hired Employees any right to continue in the employ of, or as a consultant for, the Purchaser or any of its Affiliates, or shall interfere with or restrict in any way the rights of the Purchaser or any of its Affiliates, which are hereby expressly reserved, to discharge any such Hired Employees at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between any such Hired Employees and the Purchaser or any of its Affiliates.

               (b) From and after the Closing Date, each Seller shall remain responsible for any and all Liabilities (other than Assumed Liabilities) with respect to the Hired Employees or their beneficiaries or dependents that were or are incurred by such individuals on or prior to the Closing Date under such Seller's applicable Welfare Plans for health, life, accidental death and dismemberment, supplemental employment compensation, dental, fringe benefits, expense reimbursement, accident, sickness and disability benefits. For purposes of this Agreement, (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug, dental, and vision care expenses) will be deemed to have been incurred on the date on which the related medical service is rendered; (ii) a claim for sickness or disability benefits will be deemed to have been incurred on the date such sickness or disability occurs, and (iii) in the case of any claim for benefits other than health benefits (e.g., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claims. The Purchaser shall be responsible for all claims that are incurred by the Hired Employees on or after the Closing Date under the applicable benefit plans, policies or arrangements providing health, life, accidental death and dismemberment, supplemental employment compensation, dental, fringe benefits, expense reimbursement, accident, sickness and disability benefits and which are maintained by the Purchaser (collectively, the "PURCHASER'S WELFARE BENEFIT PLANS"). During the period beginning on the date of this Agreement and ending no fewer than 20 days before the Closing Date, the Sellers and the Purchaser shall cooperate to determine the extent, if any, to which the Purchaser will adopt any of Sellers' Welfare Benefit Plans as Purchaser's Welfare Benefit Plans for the benefit of any Hired Employees and to determine an appropriate mechanism for the satisfaction of any COBRA obligations that are Assumed Liabilities under this Agreement.

               (c) With respect to each employee benefit plan, program or arrangement of the Purchaser or any affiliate of the Purchaser in which any Hired Employee participates, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, but not including benefit accruals under any defined benefit pension plan, service with the Sellers shall be treated as service with the Purchaser or such affiliate. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each such plan shall waive pre-existing condition limitations to the same extent waived under the applicable plan of the Sellers. Hired Employees shall be given credit under the applicable plan of the Purchaser or any affiliate for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the successor or replacement plan.

               (d) Purchaser will, and will cause the Purchaser's 401(k) Profit Sharing Plan and Trust (the "PURCHASER'S 401(k) PLAN") to accept the rollover, by direct or indirect rollover, as selected by each Hired Employee, of that portion of the Hired Employees' accounts in the Sellers' 401(k) Plan ("SELLERS' 401(k) PLAN") that constitutes an "eligible rollover distribution" as that term is defined by section 402(c)(4) of the Code, provided that at the time a Hired Employee elects such a rollover that Hired Employee is employed by the Purchaser. Any such rollover will be effected in cash and, as applicable, any notes evidencing loans from the Sellers' 401(k) Plan to the Hired Employee electing such rollover. Purchaser and Sellers will, and will cause the trustees of their respective 401(k) plans to, cooperate with each other with respect to the rollover of the eligible rollover distribution portions of the Hired Employees' account balances in the Sellers' 401(k) Plan to the Purchaser's 401(k) Plan. Purchaser's 401(k) Plan will be substantially comparable, in the aggregate, to Sellers' 401(k) Plan, provided that (1) Purchaser is able to negotiate administrative and investment contracts with third party record keepers and investment managers comparable to those currently in effect under Sellers' 401(k) Plan and (2) Purchaser shall not be required to incur costs in connection with the design or operation of a substantially comparable plan that materially exceed those incurred by Sellers' in the maintenance and operation of Sellers' 401(k) Plan. If Purchaser is unable to negotiate administrative and investment contracts consistent with subparagraph (1) above, within the constraints of subparagraph (2) above, Purchaser will design a 401(k) plan for the Hired Employees that is as comparable as possible to Sellers' 401(k) Plan within those constraints.

               (e) Except as specifically provided herein and except for the Assumed Liabilities, from and after the Closing Date, each Seller shall remain responsible for any and all Liabilities accrued or payable under any employment agreement between any Seller or any ERISA Affiliate and any Employee or former Employee as well as under any Pension Plans, including without limitation any supplemental retirement arrangements, bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other material employee fringe benefit plans maintained by, or contributed to by any Seller or any ERISA Affiliate for the benefit of any Employees or former Employees (and the beneficiaries or dependents of any such Employees or former Employees) of any Seller or any ERISA Affiliate.

               (f) On and after the Closing Date, Purchaser shall provide medical, dental, and life insurance benefits to Hired Employees substantially comparable in the aggregate to the medical, dental, and life insurance benefits provided by the Sellers immediately prior to the Closing Date, provided that Purchaser shall not be required to incur costs in connection with the design or operation of a substantially comparable plan that materially exceed those incurred by Sellers in the maintenance and operation of Sellers' medical, dental, and life insurance benefits.

               (g) Sellers and each ERISA Affiliate will retain all liabilities connected with or arising from the Polaroid Pension Plan or any other defined benefit pension plan maintained by any of them. Neither Purchaser nor any Affiliate of Purchaser shall have any liability with respect to any such plan, including, without limitation, any obligation to provide any similar pension plan after the Closing.

         Section 6.09. WARN ACT NOTICES. During the period between the date of this Agreement and the Closing Date, Sellers will terminate the employment of such number of those U.S. employees whose employment is projected to be terminated as the basis for the schedules of 2002 Projected Involuntary Terminations and 2002 Severance Cost Estimates provided by Sellers to Purchaser. In addition, Sellers will terminate the employment of those U.S. employees who are not listed on the 35 Day List. The Sellers shall be solely responsible for providing any required notice under the WARN Act arising from any of the Sellers' termination/layoff of any Polaroid Employees pursuant to this Section 6.09, or any other employment decision made by Sellers (whether such termination/layoff occurs on, before, or after the Closing Date). The Sellers shall hold the Purchaser harmless from and indemnify it for (in accordance with the provisions of Article X hereof) the Sellers' failure to give such notice so long as Purchaser has fulfilled its obligations to deliver the 35 Day List pursuant to Section 6.08(a) on a timely basis.

         Section 6.10. ADDITIONAL MATTERS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions, including using all reasonable efforts to obtain all necessary waivers, consents, and approvals in connection with the Governmental Requirements and, at the instruction of the Purchaser, to cause any local nominee holding shares of any Acquired Subsidiary to transfer such shares to a Person designated by the Purchaser.

         Section 6.11. GUARANTEES. The Purchaser agrees to provide guarantees, effective as of the Closing, for any obligations of the Sellers provided on behalf of the Acquired Subsidiaries in the agreements and arrangements listed in
Section 6.11 of the Disclosure Schedule (the "SELLER GUARANTEES"), as required by the Seller Guarantees in order to relieve the Sellers of such obligations.

         Section 6.12. NO SOLICITATIONS. From and after the execution of this Agreement and until the date the Bankruptcy Court enters the Sale Procedures Order, the Sellers shall not cause, authorize or permit any of their Representatives, Subsidiaries or Affiliates to, directly or indirectly, (a) except with respect to the Committee, solicit, seek, initiate, negotiate, assist, facilitate or encourage the submission of, or accept or agree to, or otherwise cooperate in any way with any Acquisition Proposal or (b) except in the Ordinary Course of Business, furnish any non-public information to any Person, other than the Purchaser, its Affiliates or their Representatives, any pre-Petition and post-Petition secured lenders of the Business, or the Committee and their Representatives, with respect to the Business or any of the Acquired Assets. If Sellers or any of their Representatives, Subsidiaries or Affiliates receive from any Person any Acquisition Proposal, offer, inquiry or information request regarding the Business or any of the Acquired Assets, Sellers will promptly advise such Person, by written notice (with a copy to the Purchaser), of the terms of this Section and the Bidding Procedures and will promptly (and, in any event, within 24 hours) advise the Purchaser in writing of such Acquisition Proposal, offer, inquiry or informational request, and deliver copies of any written materials received by any Seller or their Representatives at any time in connection therewith, and keep the Purchaser fully informed of the timing and contents of, and provide the Purchaser with copies of, any further written or oral communications related thereto.

         Section 6.13. ASSUMED CONTRACTS; CURE AMOUNTS.

               (a) As soon as practicable after the date hereof, the Sellers shall, pursuant to a motion in form and substance acceptable to the Purchaser (which motion may be incorporated into a motion seeking the approval of all of the Contemplated Transactions), move to assume and assign to the Purchaser the Assumed Contracts (as defined below) and shall provide notice thereof in accordance with all applicable bankruptcy rules. On or before May 10, 2002, the Sellers will deliver to the Purchaser a true, correct, and complete list of the monetary amounts the Sellers believe are necessary to cure, in accordance with Bankruptcy Code section 365, the monetary defaults with respect to each pre-Petition Contract of the Sellers relating to the Business. Not later than May 17, 2002, Purchaser will provide to the Sellers a preliminary list of each pre-Petition Contract of the Sellers relating to the Business that the Purchaser has selected to constitute the pre-Petition Contracts to be assumed and assigned to Purchaser at the Closing in connection with the Transactions (the "PRELIMINARY ASSUMED CONTRACTS LIST"). As soon as practicable thereafter, and in any event, no later than May 20, 2002, the Sellers shall provide notice to the non-Seller parties to the Contracts on the Preliminary Assumed Contracts List
(A) of the Sellers' intention to assume, assign, and transfer such designated Contracts to the Purchaser, (B) of the amount, if any, required to be paid to cure any monetary default related to each such Contract, (C) of the Purchasers' right to amend or modify the Preliminary Assumed Contracts List as provided in the Sale Procedures Order and in this Agreement and (D) containing such other matters as requested by the Purchaser. Specifically, Purchaser may (i) at any time up to ten (10) days prior to the Auction, add additional pre-Petition Contracts to the Preliminary Assumed Contracts List, in which case such additional pre-Petition Contract(s) shall be assumed and assigned to the Purchaser and shall be part of the Initial Assumed Contracts (as defined below) and Acquired Assets and/or (ii) at any time up to one (1) Business Day prior to the Auction, withdraw any pre-Petition Contract from the Preliminary Assumed Contracts List, in which case such withdrawn pre-Petition Contract(s) shall not be assumed and assigned to the Purchaser and shall not be part of the Initial Assumed Contracts or the Acquired Assets, such that no later than one (1) Business Day prior to the Auction, Purchaser shall provide the Sellers with the final list of the pre-Petition Contracts of the Sellers relating to the Business to be assumed and transferred to Purchaser at the Closing pursuant to the Approval Order (collectively, the "INITIAL ASSUMED CONTRACTS").

               (b) In addition, subsequent to the date that is ten (10) days prior to the Auction but prior to the Closing, Purchaser may notify the Sellers of its intention to assume any other or additional pre-Petition Contract(s) of the Sellers relating to the Business that (i) has not otherwise been rejected, assumed, or assigned by the Sellers or (ii) is not the subject of a pending Bankruptcy Court motion of the Sellers to reject, assume, or assign, as of the date of such notice (the "ADDITIONAL ASSUMED CONTRACTS" and, together with the Post-Petition Contracts and the Initial Assumed Contracts, the "ASSUMED CONTRACTS"). As soon as practicable after the date of receiving such notice from the Purchaser with respect to the Additional Assumed Contracts, the Sellers shall, pursuant to a motion in form and substance acceptable to the Purchaser, move to assume and assign the Additional Assumed Contracts to the Purchaser, and shall provide notice thereof in accordance with all applicable bankruptcy rules. The Purchaser shall not be obligated to provide the Sellers with any additional consideration in connection with any such assumption and assignment of the Additional Assumed Contracts beyond the Consideration. None of the Sellers shall reject any Contract of Sellers relating to the Business prior to the Closing Date without the consent of Purchaser. In connection with any such assumption and assignment of the Assumed Contracts, Purchaser shall be responsible for any Cure Amounts.

         Section 6.14. TITLE INSURANCE. Sellers shall use commercially reasonable efforts to assist Purchaser in obtaining good and valid, irrevocable ALTA title insurance commitments (collectively, the "TITLE COMMITMENTS", and each a "TITLE COMMITMENT"), in final form, from the title insurance company selected by Purchaser (the "TITLE COMPANY"). Seller shall supply such information within its control or possession and shall provide Title Company with such certificates, affidavits and other documentation as reasonably necessary, to enable Title Company to irrevocably commit (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment and reasonably acceptable to Purchaser) to issuing ALTA form of title insurance policies insuring good, valid, indefeasible fee simple title to the Owned Real Estate in Purchaser, in such respective amounts that Purchaser requires prior to Closing, subject to no Encumbrances or other exceptions to title other than Permitted Encumbrances (collectively the "TITLE POLICIES"). On or prior to the Closing Date, Sellers shall execute and deliver, or cause to be executed and delivered, to the Title Company any affidavits, standard gap indemnities and similar documents reasonably requested by the Title Company in connection with the issuance of the Title Commitments or the Title Policies. The Purchaser shall pay at Closing all premiums and other fees, costs and expenses necessary for the issuance of the Title Policies.

         Section 6.15. SURVEYS. Sellers shall make available to Purchaser all surveys and other documents and information in its possession or control relating to the Owned Real Estate.

         Section 6.16. ZONING COMPLIANCE. Sellers shall, at the request of Purchaser, reasonably cooperate with Purchaser and its agents and contractors in obtaining certificates of occupancy for the Owned Real Estate.

         Section 6.17. BULK TRANSFER LAWS. Each Seller and the Purchaser hereby waive compliance by the Sellers with the provisions of any Bulk Sales Laws.

         Section 6.18. USE OF NAME. From and after the Closing, Purchaser shall own all of the corporate names, trade names and trademarks included in the Polaroid Intellectual Property, including without limitation, "Polaroid" and all other variations thereof which include the "Polaroid" name, together with all related designs (collectively, the "POLAROID NAME"). Each Seller shall, and shall cause each of its Subsidiaries not acquired by the Purchaser pursuant to this Agreement and Polaroid Foundation, Inc. to, promptly following the Closing Date, change its name to delete any reference to the Polaroid Name and any other corporate name, trade name or trademark included in the Polaroid Intellectual Property (and file with the appropriate Governmental Authorities any certificates or instruments required to effect such name change); provided, however, that Sellers may use the Polaroid Name in connection with the disposition of the Case.

         Section 6.19. INTERCOMPANY PAYABLES. The Sellers agree that, prior to the Closing, to the extent permitted by applicable law, they will cause those Foreign Subsidiaries that have accounts payable to any Seller to pay in cash such amount of those accounts payable as may be requested by the Purchaser; provided, however, that the Sellers shall not cause such Foreign Subsidiaries to pay such accounts payable if such payment would reduce the Cash and Cash Equivalents held by the Foreign Subsidiaries to be less than twenty-five million dollars ($25,000,000), unless the Purchaser waives such minimum cash requirement.

                                  ARTICLE VII
                        ADDITIONAL POST-CLOSING COVENANTS

         Section 7.01. FURTHER ASSURANCES. In addition to the provisions of this Agreement, from time to time after the Closing Date, the Sellers and the Purchaser will use all reasonable efforts to execute and deliver such other instruments of conveyance, transfer, or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the Contemplated Transactions.

         Section 7.02. BOOKS AND RECORDS; PERSONNEL. Sellers and Purchaser shall reasonably cooperate with each other after the Closing so that (subject to any limitations that are reasonably required to preserve applicable attorney-client privilege) each party and any of their Representatives reasonable access to the respective officers and employees of the other party, and reasonable access to all business records, contracts and other documents and information of the other party existing at the Closing Date and relating to the Acquired Assets, the Assumed Liabilities, the Excluded Liabilities or the conduct of the Business (including copies thereof) as is reasonably necessary for the (a) administration of the Case, or preparation for or the prosecution or defense of any existing or future Legal Proceeding (other than one by or on behalf of a party to this Agreement) by or against Sellers or Purchaser, (b) preparation and filing of any Tax Return or election relating to the Acquired Assets, the Assumed Liabilities or the conduct of the Business and any audit by any taxing authority of any returns of Purchaser or Sellers relating thereto, (c) preparation and filing of any other documents required by governmental or regulatory bodies, and (d) transfer of data to Purchaser relating to the Business. The party requesting such information and assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance, except that Sellers shall bear the costs and expenses of transferring to Purchaser or its designee data and other information reasonably requested by Purchaser in order to enable Purchaser to establish and operate its own data systems. The access to files, books and records contemplated by this Section 7.02 shall be during normal business hours and upon not less than two Business Days' prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same. Unless prohibited by Law, the Sellers shall provide to the Purchaser copies of all personnel records and other Books and Records retained by the Sellers under Section 2.02(c) of this Agreement.

         Section 7.03. CONTINUED COOPERATION. If any transfer or assignment by the Sellers to, or any assumption by the Purchaser of, any interest in, or liability, obligation or commitment under, any Acquired Asset requires the consent of a Third Party, and any such consent is not obtained prior to the Closing, then, if Purchaser so elects, such Acquired Asset shall not be transferred to Purchaser at the Closing Date and the Sellers shall cooperate in any lawful and reasonable arrangement reasonably proposed by the Purchaser (including the appointment of Purchaser as attorney-in-fact for the Sellers) and do or cause to be done all such things as shall in the reasonable opinion of Purchaser or its counsel be necessary or proper to (a) assure that the rights of Purchaser under such Acquired Asset shall be preserved for the benefit of or transferred or issued to Purchaser and (b) obtain for Purchaser the economic benefits under the asset, claim or right with respect to which the consent has not been obtained. Such reasonable arrangement may include (a) the subcontracting, sublicensing or subleasing to the Purchaser of any and all rights of the Sellers against the other party to such third-party agreement arising out of a breach or cancellation thereof by the other party, and (b) the enforcement by the Sellers of such rights. To the extent, and only to the extent, the Purchaser is able to receive the economic claims, rights and benefits under such asset, the Purchaser shall be responsible for the Assumed Liabilities, if any, arising under such Acquired Asset.

         Section 7.04. CONTINGENT AGREEMENTS AND NOTES. Each of the Purchaser's and the Sellers' one-half undivided interest in the Contingent Assets shall be transferable. As between the Purchaser and the Sellers, the Purchaser shall have the right to make all decisions with respect to the Contingent Assets (other than with respect to the transferability of the Sellers' interest).

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         Section 8.01. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS AND THE PURCHASER. The respective obligations of each party to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) any waiting period applicable to the consummation of the Contemplated Transactions under the HSR Act and any applicable foreign antitrust or competition laws shall have expired or been terminated;

               (b) no statute, rule, regulation, executive order, decree, decision, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any U.S. federal or state court or foreign governmental authority that prohibits, restrains, enjoins or restricts the consummation of the Contemplated Transactions that has not been withdrawn or terminated; and

               (c) the Approval Order in substantially the form contemplated by this Agreement (unless the Purchaser shall have agreed to modifications) shall have been entered by the Bankruptcy Court and shall have become final and non-appealable.

         Section 8.02. CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing Date of the conditions set forth in Section 8.01 and of the following additional conditions (compliance with which or the occurrence of which may be waived in whole or in part in a writing executed by Polaroid):

               (a) (i) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of the Purchaser contained in this Agreement, disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or material adverse effect, shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as if made at and as of such dates, it being understood and agreed (A) that the condition set forth in clause (ii) of this Section 8.02(a) shall be deemed to have been satisfied unless any failure to be true has had, individually or in the aggregate with all other failures relating to the various representations and warranties of the Purchaser, a material adverse effect on the ability of the Purchaser to consummate the Contemplated Transactions, and (B) that representations and warranties made as of a specific date need be true only as of that date; and

               (b) all of the documents, agreements and certificates described in Section 3.02(a) shall have been delivered as described therein.

         Section 8.03. CONDITIONS PRECEDENT TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing Date of the conditions set forth in Section 8.01 and of the following additional conditions (compliance with which or the occurrence of which may be waived in whole or in part in a writing executed by the Purchaser):

               (a) (i) each Seller shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing Date and (ii) the representations and warranties of the Sellers contained in this Agreement, disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Material Adverse Effect, shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as if made at and as of such dates, it being understood and agreed (A) that the condition set forth in clause (ii) of this Section 8.03(a) shall be deemed to have been satisfied unless any failure to be true has had, individually or in the aggregate with all other failures relating to the various representations and warranties of the Sellers, a Material Adverse Effect, and (B) that representations and warranties made as of a specific date need be true only as of that date;

               (b) all of the documents, agreements and certificates described in Section 3.02(b) shall have been delivered as described therein;

               (c) all consents and approvals of third parties and Governmental Authorities necessary to consummate the transactions contemplated hereby, other than those consents and approvals the absence of which, individually or in the aggregate, would not have a Material Adverse Effect and would not materially impair the Purchaser's ability to operate the Business substantially in the same manner as the Business is operated immediately prior to the Closing, shall have been obtained in a form reasonably satisfactory to Purchaser, without any diminution in the value of the Acquired Assets;

               (d) the Purchaser shall have received all Permits necessary to allow the Purchaser to operate the Business immediately after the Closing substantially in the same manner as the Business is operated immediately prior to the Closing, other than those Permits the absence of which, individually or in the aggregate, would not have a Material Adverse Effect and would not materially impair the Purchaser's ability to operate the Business substantially in the same manner as the Business is operated immediately prior to the Closing;

               (e) no Material Adverse Effect shall have occurred, nor shall any event or circumstance which could reasonably be expected to have a Material Adverse Effect shall have occurred;

               (f) not more than forty-five million dollars ($45,000,000) of Cash and Cash Equivalents shall be held by the Sellers and the Foreign Subsidiaries, which shall include at least twenty-five million dollars ($25,000,000) and not more than thirty million dollars ($30,000,000) of Cash and Cash Equivalents held by the Foreign Subsidiaries (the "REQUIRED CASH");

               (g) the calculation of the Estimated Cash Consideration delivered by Sellers to Purchaser shall be reasonably satisfactory to Purchaser;

               (h) with respect to (i) Transfer Taxes due in connection with the transactions contemplated by this Agreement, and all income Taxes due on the sale of all of the outstanding capital stock of Polaroid de Mexico S.A. de C.V. pursuant to Article 190 of the Income Tax Law (Mexico), (ii) all withholding Taxes due in connection with the repatriation of Cash and Cash Equivalents held by the Foreign Subsidiaries to the Sellers prior to the Closing, and (iii) all California sales and use Taxes relating to periods from July 1997 through June 30, 2000, including any proposed sales and use Taxes stated by way of notice, audit report, or any other correspondence received from the California Board of Equalization, the Sellers shall have provided evidence reasonably satisfactory to the Purchaser (x) of the full payment of all such Taxes and/or (y) to the extent such Taxes have not been paid in full, that the Sellers have set aside funds in a separate escrow account reasonably satisfactory to the Purchaser, in amounts sufficient to pay in full any and all such unpaid Taxes, such funds to be held in escrow with an independent escrow agent for the purpose of paying such Taxes; and

               (i) the Sellers shall have provided evidence reasonably satisfactory to the Purchaser that the Sellers, at the Purchaser's request, shall have caused, immediately prior to the Closing, any outstanding intercompany indebtedness owed by any Foreign Subsidiary to any Seller to be contributed to the capital of such Foreign Subsidiary or Foreign Subsidiaries as may be designated by the Purchaser prior to the Closing.

                                   ARTICLE IX

                       FURTHER AGREEMENTS AND TERMINATION

         Section 9.01. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

               (a) by mutual consent of each of Polaroid and the Purchaser;

               (b) by either of Polaroid or the Purchaser if a Governmental Authority shall have issued an order, decree or ruling (which order, decree or ruling the parties hereto shall have used their reasonable best efforts to lift), in each case, which has the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions and such order, decree, ruling or other action shall have become final and nonappealable;

               (c) by either Polaroid or the Purchaser upon written notice to the non-terminating party by the terminating party:

                   (i) (A) if the Bankruptcy Court approves a Competing Transaction or (B) upon the expiration of five Business Days following the Sale Hearing (as defined in the Bidding Procedures) (the "APPROVAL DEADLINE"), if the Approval Order shall not have been entered by the Bankruptcy Court as a result of the Committee's sponsorship or proposal of a plan of reorganization or liquidation or alternative transaction; or

                   (ii) (A) if the Sellers sell, transfer, lease or otherwise dispose of, directly or indirectly, including through an asset sale, stock sale, merger, reorganization, Recapitalization or other similar transaction, of all or substantially all or a material portion of the Business or the Acquired Assets (or agrees to do any of the foregoing) in a transaction or series of transactions to a party or parties other than the Purchaser and other than in a Competing Transaction or (B) upon the filing by the Sellers of a plan of reorganization or liquidation for any of the Sellers which does not provide for the sale of the Acquired Assets to the Purchaser under this Agreement, or upon the confirmation of any such plan, whether or not filed by Sellers;

               (d) by the Purchaser:

                   (i) if the Sales Procedures Order in substantially the form contemplated by this Agreement (unless the Purchaser shall have agreed to modifications) shall not have been entered by the Bankruptcy Court and become final and non-appealable on or before May 20, 2002; provided, however, Purchaser shall no longer have the right to terminate this Agreement pursuant to this Section 9.01(d)(i) after the

         Sales Procedure Order in such form shall have been entered by the Bankruptcy Court and shall have become final and non-appealable;

                   (ii) if the Approval Order in substantially the form contemplated by this Agreement (unless the Purchaser shall have agreed to modifications) shall not have been entered by the Bankruptcy Court and become final and non-appealable on or before July 12, 2002; provided, however, Purchaser shall no longer have the right to terminate this Agreement pursuant to this Section 9.01(d)(ii) after the Approval Order in such form shall have been entered by the Bankruptcy Court and shall have become final and non-appealable;

                   (iii) if there shall have been a default or Breach by any Seller of such Seller's representations and warranties, covenants, agreements, terms or conditions in this Agreement, the Ancillary Agreements or in any exhibit, schedule, writing, document, instrument or certificate delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, which default or Breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by the Sellers of written notice of such default or Breach from the Purchaser (specifying, in reasonable detail, such claimed default or Breach and demanding its cure or satisfaction), and which default or Breach would entitle the Purchaser not to consummate the Closing under SECTION 8.03(a);

                   (iv) if, since the date of this Agreement, there shall have been any event, development or change of circumstance that has had, individually or in the aggregate, a Material Adverse Effect;

                   (v) on or prior to May 1, 2002, if the Purchaser shall not have received a written commitment or commitments for bank financing, on terms and conditions satisfactory to Purchaser in its sole discretion, in an amount (together with the proceeds of the equity financing contemplated by the Equity Commitment Letter) sufficient to
         (A) consummate the transactions contemplated by this Agreement, (B) pay the fees and expenses of the transactions contemplated by this Agreement and (C) provide for the ongoing working capital needs of the Business;

                   (vi) if the Purchaser is ready, willing and able to consummate the Closing and the Sellers have willfully failed or refuse to consummate the Closing within five (5) days after the satisfaction of all conditions precedent to Closing set forth in Sections 8.01 and 8.02; or

                   (vii) if the Closing shall not have occurred on or before July 31, 2002.

               (e) by Polaroid:

                   (i) if there shall have been a default or Breach by the Purchaser of any of the Purchaser's representations and warranties, covenants, agreements, terms or conditions in this Agreement, the Ancillary Agreements or in any exhibit, schedule, writing, document, instrument or certificate delivered pursuant to this

         Agreement or in connection with the transactions contemplated hereby, which default or Breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by the Purchaser of written notice of such default or Breach from Sellers (specifying, in reasonable detail, such claimed default or Breach and demanding its cure or satisfaction), and which default or Breach would entitle Sellers not to consummate the Closing under Section 8.02(a); or

                   (ii) if the Sellers are ready, willing and able to consummate the Closing and the Purchaser has willfully failed or refuses to consummate the Closing within five (5) days after the satisfaction of all conditions precedent to Closing set forth in Sections 8.01 and 8.03; or

                   (iii) if the Closing shall not have occurred on or before August 31, 2002.

         Section 9.02. TERMINATION PAYMENT.

               (a) In the event this Agreement is terminated pursuant to Section 9.01(c)(i), (c)(ii), (d)(iii) or (d)(vi), and provided that the Purchaser is not then in material breach of this Agreement for which the Sellers had previously notified Purchaser (and in the case of Sections 9.01(c)(i) and (c)(ii), such notice shall have been received by the Purchaser prior to the Bid Deadline (as defined in the Bidding Procedures attached hereto as Exhibit M) and such material breach shall not have been cured prior to the Auction (as defined in the Bidding Procedures)), then Polaroid shall be obligated to pay the Purchaser an amount equal to $5,000,000 (the "TERMINATION PAYMENT"). Any Termination Payment payable upon termination of this Agreement pursuant to Section 9.01(d)(iii) or (d)(vi) shall be immediately earned and payable by the Sellers to the Purchaser or its designee upon such termination. Any Termination Payment payable upon termination of this Agreement pursuant to Section 9.01(c)(i) or
(c)(ii) shall be immediately earned upon such termination and payable by the Sellers to the Purchaser or its designee upon:

                   (i) with respect to a termination pursuant to Section 9.01(c)(i)(A), the earlier of (x) the closing of the Competing Transaction or (y) the expiration of ninety (90) days following the date of the Bankruptcy Court's approval of such Competing Transaction;

                   (ii) with respect to a termination pursuant to Section 9.01(c)(i)(B), the earlier of (x) the consummation of any such plan or alternative transaction sponsored or proposed by the Committee or (y) the expiration of ninety (90) days following the Approval Deadline;

                   (iii) with respect to a termination pursuant to Section 9.01(c)(ii)(A), the earlier of (x) the consummation of any such sale, transfer, lease or other disposition of all or substantially all or a material portion of the Business or the Acquired Assets or (y) the expiration of ninety (90) days following the date the Sellers enter into any agreement to do any of the foregoing; and

                   (iv) with respect to a termination pursuant to Section 9.01(c)(ii)(B), the earlier of (x) the consummation of any such plan of reorganization or liquidation for any of the Sellers or (y) the expiration of ninety (90) days following the date of filing of any such plan of reorganization or liquidation.

               (b) In the event this Agreement is terminated pursuant to Section 9.01(b), (d)(ii), (d)(iv), (d)(vii) or (e)(iii), and provided that (i) the Purchaser is not then in material breach of this Agreement for which the Sellers had previously notified the Purchaser, (ii) in the case of Section 9.01(b), the issuance of the relevant order, decree or ruling is not the result of the status of the Purchaser or any action or conduct of the Purchaser, and (iii) in the case of Sections 9.01(d)(ii), (d)(iv) and (d)(vii), the failure or occurrence of the event giving rise to any such termination is not the result of the status of the Purchaser or any action or conduct of the Purchaser (it being understood that for purposes of this clause (iii), Purchaser's failure or refusal to amend, modify or waive any rights or conditions under this Agreement shall not be deemed to be an action or conduct of the Purchaser), then Polaroid shall be obligated to pay the Purchaser an amount equal to the Purchaser's reasonable fees and expenses (including, without limitation, reasonable attorneys' fees, expenses of its financial advisors, and expenses of other consultants) incurred in connection with the transactions contemplated by this Agreement (the "EXPENSE REIMBURSEMENT") up to (x) if such termination shall occur prior to June 12, 2002, three million dollars ($3,000,000) or (y) if such termination shall occur on or after June 12, 2002, three million five hundred thousand dollars ($3,500,000). In the event this Agreement is terminated pursuant to Section 9.01(d)(i), and the Bankruptcy Court so authorizes, Polaroid shall be obligated to pay the Purchaser an amount equal to the Expense Reimbursement. Any Expense Reimbursement payable upon termination of this Agreement pursuant to Section 9.01(b), (d)(i), (d)(ii), (d)(iv), (d)(vii) or (e)(iii) shall be immediately earned upon such termination and payable by the Sellers to the Purchaser or its designee promptly upon the delivery of an invoice related to such Expense Reimbursement to Polaroid by the Purchaser, provided, however, that if the Sellers believe, in good faith, that the amount of the Expense Reimbursement sought by the Purchaser is not reasonable, then they shall have the right to seek Bankruptcy Court review thereof prior to paying such amount. Notwithstanding anything to the contrary contained in this Section 9.02, if the Sellers sell substantially all of their assets for consideration totaling in excess of the consideration provided for herein within six (6) months after the termination of this Agreement pursuant to Section 9.01(e)(iii), then Polaroid shall be obligated to pay the Purchaser an amount equal to the Termination Payment (if the Expense Reimbursement has not been paid previously) or the excess of the Termination Payment over the Expense Reimbursement (if the Expense Reimbursement has been paid previously) (such excess, the "EXCESS AMOUNT"). Any such Termination Payment or such Excess Amount, as the case may be, shall be immediately earned and payable by the Sellers to the Purchaser or its designee upon the closing of such sale.

               (c) The payment to the Purchaser or any designees of the Purchaser pursuant to this Section 9.02 shall be by wire transfer of immediately available funds in Dollars, to such account or accounts as the Purchaser shall designate in writing.

         Section 9.03. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the transactions contemplated hereby pursuant to
Section 9.01, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate (subject to the provisions of this Section 9) and the Contemplated Transactions shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (a) that the provisions of Section 2.07 (Deposit Amount), Section 6.04 (Public Announcements), this Article IX (Further Agreements and Termination), Section 11.02 (Notices), Section 11.05 (Governing
Law), 11.06 (Venue and Retention of Jurisdiction) and Section 11.08 (Expenses) shall remain in full force and effect; and (b) no party waives any claim or right against a breaching party in respect of any of its representations, warranties, covenants or agreements set forth in this Agreement; PROVIDED, HOWEVER, that in the event the Purchaser is entitled to receive the Termination Payment, the right of the Purchaser to receive such amount shall constitute the Purchaser's sole remedy for (and such amount shall constitute liquidated damages in respect of) any breach by any Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement; and PROVIDED FURTHER, HOWEVER, that in the event the Sellers are entitled to receive the Deposit Amount (or any part thereof) pursuant to Section 2.07, the right of the Sellers to receive such amount shall constitute the Sellers' sole remedy for (and such amount shall constitute liquidated damages in respect of) any breach by the Purchaser of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE X

                                 INDEMNIFICATION

         Section 10.01. INDEMNIFICATION. Sellers and Purchaser agree as follows:

               (a) GENERAL INDEMNIFICATION OBLIGATIONS.

                   (i) On and after the Closing Date, each Seller, jointly and severally, shall indemnify Purchaser and its directors, officers and other Affiliates and hold Purchaser and its directors, officers and other Affiliates harmless from and against any and all Damages arising out of, resulting from or relating to (A) any misrepresentation or breach of any representation or warranty made by Sellers in this Agreement or in any schedule, statement, document or certificate furnished or required to be furnished to Purchaser pursuant hereto, or any breach of any covenant or agreement made by Sellers in this Agreement or in any schedule, statement, document or certificate furnished or required to be furnished to Purchaser pursuant hereto, (B) the Excluded Assets or the Excluded Liabilities or (C) any violation of or liability arising under any bulk sales law in connection with the transfer of the Acquired Assets; PROVIDED, HOWEVER, that no individual claim for Damages may be made unless such claim (or the aggregate amount of any series of related claims) exceeds $50,000; and PROVIDED, FURTHER, that the maximum liability of Sellers shall in no event exceed the amount of the Escrow Amount.

                   (ii) On and after the Closing Date, Purchaser shall indemnify Sellers and their directors, officers and other Affiliates and hold Sellers and their directors, officers and other Affiliates harmless from and against any and all Damages arising out of, resulting from or relating to (A) any misrepresentation or breach of any representation or warranty made by Purchaser in this Agreement or in any schedule, statement, document or certificate furnished or required to be furnished to Sellers pursuant hereto, or any breach of any covenant or agreement made by Purchaser in this Agreement or in any schedule, statement, document or certificate furnished or required to be furnished to Sellers pursuant hereto or (B) the Assumed Liabilities PROVIDED, HOWEVER, that no individual claim for Damages may be made unless such claim (or the aggregate amount of any series of related claims) exceeds $50,000.

                   (iii) For purposes of this Agreement, "DAMAGES" shall mean any and all losses, liabilities, damages (including any governmental penalty or punitive damages), obligations, awards, fines, deficiencies, interest, actions, demands, claims, proceedings, judgments, costs, expenses and fees (including attorneys' fees, court costs and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) resulting from, arising out of or incident to (x) any of the foregoing indemnifiable items in Sections 10.01(a)(i) and 10.01(a)(ii) or (y) incident to the enforcement of this Agreement. For purposes of calculating the amount of Damages and for determining if any breach of this Agreement has occurred, all references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded.

               (b) GENERAL INDEMNIFICATION PROVISIONS.

                   (i) A party seeking indemnification pursuant to this Section
         10.01 on account of a "Third Party Claim" (as hereinafter defined) (an "INDEMNIFIED PARTY") shall give prompt notice to the party from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request, but failure to give such notice shall not relieve the indemnifying party of any liability hereunder (except to the extent that the indemnifying party has suffered actual prejudice thereby). The indemnifying party shall have the right (but not the obligation), exercisable by written notice to the indemnified party within 15 days of receipt of notice from the indemnified party of the commencement of or assertion of any claim or action, suit or proceeding by a third party (other than an Affiliate of any party hereto) in respect of which indemnity may be sought hereunder (a "THIRD PARTY CLAIM"), to assume the defense and control the settlement of such Third Party Claim which involves (and continues to involve) solely monetary damages; PROVIDED that (A) the indemnifying party expressly agrees in such notice that, as between the indemnifying party and the indemnified party, the indemnifying party shall be solely obligated to satisfy and discharge the Third Party Claim; (B) the defense of such Third Party Claim by the indemnifying party will not, in the reasonable judgment of the indemnified party, have any continuing material adverse effect on the indemnified party's business; and (C) the indemnifying party makes reasonably adequate provision to ensure the indemnified party of the ability of the indemnifying party to satisfy the full amount of any adverse monetary judgment that may result (the conditions set forth in clauses (A), (B) and (C) are collectively referred to as the "LITIGATION CONDITIONS").

                   (ii) Within 15 days after the indemnifying party has given written notice to the indemnified party of its intended exercise of its right to defend and control the right to settle a Third Party Claim, the indemnified party shall give written notice to the indemnifying party of any objection thereto based upon the Litigation Conditions. If the indemnified party so objects, the indemnified party shall continue to defend the Third Party Claim until such time as such objection is withdrawn. If no such notice of objection is given, or if any such objection is withdrawn, the indemnifying party shall be entitled to assume and conduct such defense, with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party, until such time as the indemnified party shall give notice that any of the Litigation Conditions, in its reasonable judgment, are no longer satisfied. If the indemnified party is defending the claim after it has made an objection based upon the Litigation Conditions, the indemnifying party shall thereafter remain obligated to pay the amount found to be owing to or agreed to in settlement with the third party with respect to such Third Party Claim and shall be obligated to pay the costs (including attorneys' fees and expenses) incurred by the indemnified party defending such Third Party Claim. The indemnified party shall defend any Third Party Claim with counsel selected by it and reasonably acceptable to the indemnifying party.

                   (iii) The indemnifying party or the indemnified party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement.

                   (iv) The indemnifying party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed). The indemnifying party shall not, without the prior written consent of the indemnified party, enter into any compromise or settlement which commits the indemnified party to take, or to forbear to take, any action or which does not provide for a complete release by such third party of the indemnified party. The indemnified party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

                   (v) Amounts payable in respect of indemnification obligations of the parties shall be treated as an adjustment to the Consideration. Whether or not the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                   (vi) No action or claim for Damages under Section 10.01(a)(i) or Section 10.01(a)(ii) shall be brought or made after March 31, 2003, PROVIDED, HOWEVER, that the foregoing time limitation shall not apply to any such claims which have been the subject of a good faith written notice from Purchaser to Sellers or from Sellers to

         Purchaser, as the case may be, prior to such date, which notice specifies in reasonable detail the nature and basis for such claim.

                   (vii) Notwithstanding anything to the contrary contained in this Section 10.01, no limitation or condition of liability provided in Sections 10.01(a)(i) and 10.01(b)(vi) relating to the cap on liability and survival periods of representations and warranties shall apply to Damages with respect to claims resulting from fraud.

                   (viii) No right to indemnification under this Section 10.01 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto or the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing. Notwithstanding anything to the contrary herein, Purchaser shall have the right, irrespective of any knowledge of or investigation by Purchaser, to rely fully on the representations, warranties and covenants of Sellers contained herein.

                   (ix) Purchaser acknowledges and agrees that after the Closing, the Escrow Amount, as may be reduced from time to time, shall be the sole source of funds available to the Purchaser for any purchase price adjustment pursuant to Section 2.06 and for any breach of Sellers' other obligations hereunder. Each Seller acknowledges and agrees that prior to the Closing, the Deposit Amount shall be the sole source of funds available to the Sellers for any breach of Purchaser's obligations hereunder.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 11.01. DISCLOSURE SCHEDULE. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the exception is described on the Disclosure Schedule with reasonable particularity and expressly refers to the applicable Section of this Agreement.

         Section 11.02. NOTICES. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of three (3) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  (a) If to the Purchaser, to:

                      OEP Imaging Corporation
                      c/o One Equity Partners LLC
                      320 Park Avenue, 18th Floor
                      New York, New York  10022
                      Attention:  Chuck Auster
                      Facsimile:  212.277.1533
                  with copies to:

                           Dechert
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attention: Carmen J. Romano, Esq.
                                      Joel H. Levitin, Esq.
                           Facsimile: 212.698.3599

                  (b)      If to any Seller, to:

                           Polaroid Corporation
                           784 Memorial Drive
                           Cambridge, Massachusetts 02139
                           Attention: Neal Goldman, Esq.
                           Facsimile: (781) 386-3924

                  with copies to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, Delaware  19801
                           Attention: Gregg M. Galardi, Esq.
                           Facsimile: (302) 651-3001

         Section 11.03. DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.04. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Exhibits and the Disclosure Schedule and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof. This Agreement and the rights and obligations may not be assigned in whole or in part by any party hereto, including by operation of law or otherwise except (a) with the written consent of the other parties hereto, (b) by the Purchaser to one or more direct or indirect subsidiaries or other Affiliates of the Purchaser which assignment shall not relieve the Purchaser of any of its obligations hereunder or (c) by the Purchaser as collateral security to any entity providing direct or indirect financing to Purchaser or any of its Affiliates. To the extent any such assignment by the Purchaser relates to the assignment by any Seller of an executory contract or unexpired lease hereunder and occurs prior to Closing such that, at Closing, this Agreement will provide for the Sellers' assignment of such executory contract or unexpired lease to a party other than the Purchaser, such assignment by the Seller shall be subject to all applicable provisions of the Bankruptcy Code.

         Section 11.05. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the rules of conflict of laws of the State of Delaware that would require application of any other law.

         Section 11.06. VENUE AND RETENTION OF JURISDICTION. All actions brought, arising out of, or related to the Contemplated Transactions shall be brought in the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to determine any and all such actions.

         Section 11.07. RISK OF LOSS. Prior to the Closing, all risk of loss, damage or destruction to all or any part of the Acquired Assets or the Business shall be borne exclusively by the Sellers.

         Section 11.08. EXPENSES. Except as otherwise expressly provided herein, whether or not the actions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses.

         Section 11.09. AMENDMENT. This Agreement (including the Exhibits and the Disclosure Schedule) may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         Section 11.10. WAIVER. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Except as otherwise expressly provided herein, any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 11.11. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

         Section 11.12. SEVERABILITY; VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         Section 11.13. NO THIRD PARTY BENEFICIARIES OR LIABILITIES. Nothing in this Agreement, express or implied, is intended to or shall (i) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, (ii) constitute the parties hereto as partners or as participants in a joint venture (iii) confer on any director, officer or employee of the Purchaser or its Affiliates any obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Employee or any other individual any right or entitlement under any Benefit Plan maintained by Sellers except as expressly provided in such Benefit Plan. No third party shall have any rights under Sections 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement which would not otherwise exist without reference to this Agreement. No third party shall have any right, independent of any right which may exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

         Section 11.14. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to all other remedies available at law or in equity.

         Section 11.15. SEPARATE AGREEMENTS. Notwithstanding any provision to the contrary contained herein, the Purchaser and/or its designated Affiliate may, at Purchaser's election, purchase all or a portion of the Sellers' right, title and interest in and to any or all of the outstanding capital stock of the Acquired Subsidiaries under one or more separate acquisition agreements substantially in the form attached hereto as Exhibit T (each, an "ACQUISITION AGREEMENT"). If the Purchaser and/or its designated Affiliate elects to enter into one or more Acquisition Agreements, the Consideration for the Acquired Assets under this Agreement shall be reduced by the amount of the purchase price for the capital stock of the Acquired Subsidiaries purchased or sold under such Acquisition Agreements. Notwithstanding the foregoing, for purposes of any allocations of consideration (as that term is defined in Treasury Regulation section 1.1060-1(c)), the amounts paid under this Agreement and any and all Acquisition Agreements shall be aggregated as set forth in Section 3.03(c) of this Agreement. If the Purchaser and/or its designated Affiliate elects to enter into one or more Acquisition Agreements, the indemnification and other post-closing obligation provisions of this Agreement shall apply to such Acquisition Agreements and be binding on the parties to such Acquisition Agreements as if the capital stock of the Acquired Subsidiaries purchased or sold under such Acquisition Agreements were purchased and sold under this Agreement. In addition to the foregoing, the Sellers agree to cooperate with the Purchaser in structuring the acquisition of the Foreign Subsidiaries in such manner as the Purchaser may reasonably request to facilitate any financing to be entered into by the Purchaser in connection with the Contemplated Transactions. Notwithstanding any provision to the contrary contained herein, the Sellers shall not be required to take any action pursuant to this Section 11.15 unless the Purchaser agrees to reimburse the Sellers for any added costs or Taxes resulting therefrom, nor shall the Sellers be required to take any action pursuant to this Section 11.15 that would delay the Closing. Prior to the date of the Auction, the Purchaser shall notify the Sellers of its election or non-election to enter into one or more Acquisition Agreements and, if applicable, the structure of the acquisition of the Foreign Subsidiaries. Nothing contained in this Section 11.15 nor the transactions contemplated by the Acquisition Agreement(s) shall in any way affect the Net Worth of the Business for purposes of the purchase price adjustments under Section 2.06.

                                  ARTICLE XII

                             INDEX OF DEFINED TERMS

         Section 12.01. INDEX. The terms listed below shall have meanings set forth in the Section listed across from the term.

                                                                                        SECTION OR
                                     TERM                                               REFERENCE
2001 Audited Financial Statement................................................        4.06
2002 Financial Plan.............................................................        1.01
Accounts Payable................................................................        1.01
Accounts Receivable.............................................................        1.01
Acquired Assets.................................................................        2.01
Acquired Stock..................................................................        2.01
Acquired Subsidiaries ..........................................................        Preamble
Additional Assumed Contracts....................................................        6.13(c)
Affiliate ......................................................................        1.01
Agreement.......................................................................        Preamble
Allocation......................................................................        3.03(a)
Ancillary Agreements............................................................        1.01
Acquisition Agreement...........................................................        11.15
Acquisition Proposal............................................................        1.01
Applicable Law..................................................................        1.01
Approval Order..................................................................        1.01
Assumed Contracts...............................................................        1.01
Assumed Liabilities.............................................................        2.03
Audited Financial Statements....................................................        4.09
Bankruptcy Code.................................................................        Preamble
Bankruptcy Court................................................................        Preamble
Bidding Procedures..............................................................        1.01
Books and Records...............................................................        1.01
Breach..........................................................................        1.01
Bulk Sales Laws.................................................................        1.01
Business........................................................................        1.01
Business Day....................................................................        1.01
Capital Lease Obligations.......................................................        1.01
Case............................................................................        Preamble
Cash and Cash Equivalents.......................................................        1.01
Cash Consideration..............................................................        2.05
CERCLA..........................................................................        1.01
CERCLIS.........................................................................        1.01
Claim...........................................................................        1.01
Closing.........................................................................        3.01
Closing Date....................................................................        3.01
Closing Statement...............................................................        2.06(a)

                                                                                        SECTION OR
                                     TERM                                               REFERENCE
Code............................................................................        1.01
Committee.......................................................................        1.01
Competing Transaction...........................................................        1.01
Confidentiality Agreement.......................................................        1.01
Consideration...................................................................        2.05
Contemplated Transactions.......................................................        Preamble
Contingent Assets...............................................................        1.01
Contract........................................................................        1.01
Copyrights......................................................................        1.01
Cure Amounts....................................................................        2.03(a)
Damages.........................................................................        10.01(a)(iii)
date hereof.....................................................................        1.01
date of this Agreement..........................................................        1.01
Demolition Agreement............................................................        2.01(v)
Demolition Deposit..............................................................        2.01(v)
Deposit Amount..................................................................        2.07
Deposit Escrow Agreement........................................................        1.01
Determination Date..............................................................        1.01
Digimarc Asset Purchase Agreement...............................................        2.02(j)
Disclosure Schedule.............................................................        1.01
Dollar..........................................................................        1.01
Domain Names....................................................................        1.01
Earn-Out Note...................................................................        2.01(u)
Elections.......................................................................        6.07(b)
Employee........................................................................        1.01
Employment Laws.................................................................        4.21
Encumbrance.....................................................................        1.01
Environmental Audits............................................................        4.15(g)
Environmental Laws..............................................................        1.01
Environmental Liabilities.......................................................        1.01
Environmental Permits...........................................................        4.15(d)
Equity Commitment Letter........................................................        5.06
Equity Interest.................................................................        1.01
ERISA...........................................................................        1.01
ERISA Affiliate.................................................................        1.01
Escrow Agent....................................................................        1.01
Escrow Amount...................................................................        3.02(a)(i)
Estimated Cash Consideration....................................................        2.05(b)
Excess Amount...................................................................        9.02(b)
Excess Cash and Cash Equivalents................................................        1.01
Excluded Assets.................................................................        2.02
Excluded Liabilities............................................................        2.04
Exclusivity Order...............................................................        1.01

                                                                                        SECTION OR
                                     TERM                                               REFERENCE
Expense Reimbursement...........................................................        9.02(b)
Filing Date.....................................................................        Preamble
Financial Statements............................................................        4.09
Foreign Plans...................................................................        4.16(d)
Foreign Subsidiaries............................................................        1.01
GAAP............................................................................        1.01
GAAP Principles.................................................................        2.06
Governmental Authority..........................................................        1.01
Governmental Requirements.......................................................        4.03
Guarantee Obligation............................................................        1.01
Hazardous Materials.............................................................        1.01
Hired Employee..................................................................        1.01
Holdback Escrow Agreement.......................................................        1.01
HSR Act.........................................................................        4.03
Improvements....................................................................        1.01
Including.......................................................................        1.01
Indebtedness....................................................................        1.01
indemnified party...............................................................        10.01(b)(i)
indemnifying party..............................................................        10.01(b)(i)
Independent Accounting Firm.....................................................        2.06(c)
Initial Assumed Contracts.......................................................        6.13(b)
Intellectual Property...........................................................        1.01
Interest Rate...................................................................        1.01
Interim Financial Statements....................................................        4.09
Inventory.......................................................................        1.01
Law.............................................................................        1.01
Leased Real Estate .............................................................        4.17(b)
Lease Deposit...................................................................        2.01(t)
Leases..........................................................................        4.17(b)
Legal Proceeding................................................................        1.01
Liability.......................................................................        1.01
Licenses........................................................................        1.01
Litigation Conditions ..........................................................        10.01(b)(i)
Manage .........................................................................        1.01
Marks...........................................................................        1.01
Material Adverse Effect.........................................................        1.01
Modified List...................................................................        6.08(a)
Multiemployer Plan..............................................................        1.01
Objection Notice................................................................        2.06(b)
OEP.............................................................................        5.06
Ordinary Course of Business.....................................................        1.01
Original Asset Purchase Agreement...............................................        Preamble
Owned Real Estate ..............................................................        4.17(a)

                                                                                        SECTION OR
                                     TERM                                               REFERENCE
Patents.........................................................................        1.01
PD Winter Street Lease..........................................................        2.01(t)
Pension Plan....................................................................        1.01
Permits ........................................................................        1.01
Permitted Encumbrances..........................................................        1.01
Person..........................................................................        1.01
Petitions.......................................................................        Preamble
Polaroid........................................................................        Preamble
Polaroid Employee ..............................................................        1.01
Polaroid Entities...............................................................        1.01
Polaroid ID.....................................................................        2.02(j)
Polaroid Intellectual Property..................................................        4.20(a)
Polaroid Name ..................................................................        6.19
Post-Petition Contracts.........................................................        1.01
Preliminary Assumed Contracts List..............................................        6.13(a)
Projected Balance Sheet.........................................................        1.01
Prior Period Returns ...........................................................        6.07(h)(i)
Projected Balance Sheet.........................................................        2.05
Purchaser.......................................................................        Preamble
Purchaser's Consent.............................................................        1.01
Purchaser's 401(k) Plan ........................................................        6.08(d)
Purchaser's Welfare Benefit Plan................................................        6.08(b)
Real Estate ....................................................................        4.17(c)
Recapitalization................................................................        1.01
Release ........................................................................        1.01
Remediation ....................................................................        4.15(c)
Representative..................................................................        1.01
Required Cash...................................................................        8.03(f)
Sales Procedures Order..........................................................        1.01
Securities Act..................................................................        4.25
Seller Guarantees...............................................................        6.11
Sellers' 401(k) Plan ...........................................................        6.08(d)
Sellers.........................................................................        Preamble
Sellers' Auditors...............................................................        1.01
Sellers' Knowledge..............................................................        1.01
Sellers' Portion ...............................................................        6.07(h)(ii)
Straddle Period ................................................................        6.07(h)(ii)
Straddle Period Return .........................................................        6.07(h)(ii)
Subsidiary......................................................................        1.01
Synthetic Lease Obligation......................................................        1.01
Taxes...........................................................................        1.01
Tax Items.......................................................................        1.01
Tax Returns.....................................................................        1.01

                                                                                        SECTION OR
                                     TERM                                               REFERENCE
Termination Payment.............................................................        9.02
Third Party.....................................................................        1.01
Third Party Claim...............................................................        10.01(b)(i)
35 Day List.....................................................................        6.08(a)
Threshold Amount ...............................................................        10.01(a)(i)
Title Commitments...............................................................        6.14
Title Company...................................................................        6.14
Title Policies..................................................................        6.14
Trade Secrets...................................................................        1.01
Transfer Taxes..................................................................        6.07(a)
UK Loan Agreement...............................................................        4.24
WARN Act........................................................................        4.21
Warrants........................................................................        1.01
Welfare Plan....................................................................        1.01
Zoning Certifications...........................................................        6.17

         IN WITNESS WHEREOF, the Purchaser and each of the Sellers have caused this Asset Purchase Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

PURCHASER

OEP IMAGING CORPORATION

By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------

SELLERS

                                             POLAROID ASIA PACIFIC
POLAROID CORPORATION                         INTERNATIONAL INC

By:                                          By:
    --------------------------------------      --------------------------------
    Name: William L. Flaherty                   Name: William L. Flaherty
    Title: Chief Financial Officer              Title: President

POLAROID ASIA PACIFIC LIMITED                POLAROID LATIN AMERICA CORPORATION

By:                                          By:
    --------------------------------------      --------------------------------
    Name: William L. Flaherty                   Name: William L. Flaherty
    Title: President                            Title: Vice President

POLAROID EYEWEAR, INC.                       POLAROID MALAYSIA LIMITED

By:                                          By:
    --------------------------------------      --------------------------------
    Name: William L. Flaherty                   Name: William L. Flaherty
    Title: Treasurer                            Title: Treasurer

INNER CITY, INC.                             INTERNATIONAL POLAROID CORPORATION

By:                                          By:
    --------------------------------------      --------------------------------
    Name: Neal D. Goldman                       Name: William L. Flaherty
    Title: Assistant Secretary                  Title: Treasurer


MAG-MEDIA LTD.                               PMC, INC.

By:                                          By:
    --------------------------------------      --------------------------------
    Name: William L. Flaherty                   Name: William L. Flaherty
    Title: President                            Title: President

POLAROID PARTNERS, INC.                      POLINT, INC.

By:                                          By:
    --------------------------------------       -------------------------------
    Name: William L. Flaherty                    Name:  William L. Flaherty
    Title: Treasurer                             Title: President

PRD CAPITAL, INC.                            PRD INVESTMENT, INC.

By:                                          By:
    --------------------------------------       -------------------------------
    Name: William L. Flaherty                    Name: William L. Flaherty
    Title: President                             Title: President

POLAROID EYEWEAR FAREAST, INC.               SUB DEBT PARTNERS CORP.

By:                                          By:
    --------------------------------------      --------------------------------
    Name: William L. Flaherty                   Name: William L. Flaherty
    Title:  Treasurer                           Title: President

POLAROID ONLINE SERVICES, INC.               POLAROID ID SYSTEMS, INC.

By:                                          By:
    --------------------------------------      --------------------------------
    Name: William L. Flaherty                   Name: William L. Flaherty
    Title: Treasurer                            Title: President

POLAROID DRY IMAGING, LLC                    POLAROID DIGITAL SOLUTIONS, INC.

By: POLAROID PARTNERS, INC.                  By:
                                                 -------------------------------
    Manager                                      Name:
                                                 Title:
By:
   ---------------------------------------
   Name: William L. Flaherty
   Title: Treasurer

                                                                      EXHIBIT A

                             [ACQUIRED SUBSIDIARIES]

                                                                      EXHIBIT B


                             [SALE PROCEDURES ORDER]

                                                                      EXHIBIT C


                                [APPROVAL ORDER]

                                                                      EXHIBIT D


                              [DISCLOSURE SCHEDULE]

                                                                      EXHIBIT E


                           [DEPOSIT ESCROW AGREEMENT]

                                                                      EXHIBIT F


                                 [BILL OF SALE]

                                                                      EXHIBIT G


                    [ASSIGNMENT AND ASSUMPTION OF CONTRACTS]

                                                                      EXHIBIT H


                           [ASSUMPTION OF LIABILITIES]

                                                                      EXHIBIT I


                      [ASSIGNMENT AND ASSUMPTION OF LEASE]

                                                                      EXHIBIT J


                           [ASSIGNMENT OF COPYRIGHTS]

                                                                      EXHIBIT K


                             [ASSIGNMENT OF PATENTS]

                                                                    EXHIBIT L-1


                           [ASSIGNMENT OF TRADEMARKS]



















                                      L-1-1

                                                                     EXHIBIT L-2


                           [ASSIGNMENT OF TRADEMARKS]














                                      L-2-1

                                                                     EXHIBIT L-3

                     [ASSIGNMENT OF TRADEMARK APPLICATIONS]












                                     L-3-1

                                                                       EXHIBIT M

                              POLAROID CORPORATION

                               BIDDING PROCEDURES

         Set forth below are the bidding procedures (the "BIDDING PROCEDURES") to be employed with respect to the transactions (collectively, the "TRANSACTIONS") contemplated by the asset purchase agreement (the "AGREEMENT")(1) by and among OEP Imaging Corporation, a Delaware corporation (the "PROPOSED PURCHASER"), Polaroid Corporation, a Delaware corporation and its Subsidiaries (as herein defined) listed on the signature pages of the Agreement (collectively, the "SELLERS") concerning the prospective sale (the "SALE") of substantially all of the Acquired Assets (defined below). The Sellers will seek entry of an order from the Bankruptcy Court authorizing and approving the Sale to a Qualified Bidder (as hereinafter defined) which the Sellers, upon consultation with counsel to the official committee of unsecured creditors (the "COMMITTEE"), counsel for the Agent for the prepetition secured lenders (the "PREPETITION LENDERS") and counsel for the Agent for the postpetition secured lenders (the "POSTPETITION LENDERS," and together with the Prepetition Lenders, the "LENDERS") may determine to have made the highest or otherwise best offer (the "SUCCESSFUL BIDDER"). These Bidding Procedures shall not be subject to change without the consent of the Proposed Purchaser and (i) approval of the Bankruptcy Court or (ii) absent such approval, agreement among the Sellers, the Committee, and the Agent for the Lenders.

                                ASSETS TO BE SOLD

         The Sellers are offering for sale substantially all of the assets of the Sellers and certain of their subsidiaries, as more fully described in the Agreement (the "ACQUIRED ASSETS"). Except as otherwise provided in the Agreement, all of the Sellers' right, title and interest in and to the Acquired Assets shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options, and interests thereon and there against (collectively, the "INTERESTS") in accordance with Section 363 of the Bankruptcy Code, with such Interests to attach to the net proceeds of the sale of the Acquired Assets.

                               THE BIDDING PROCESS

         The Sellers, in consultation with counsel to the Committee and the Agent for the Lenders, shall (i) determine whether any person is a Qualified Bidder, (ii) coordinate the efforts of Qualified Bidders in conducting their due diligence investigations, (iii) receive offers from Qualified Bidders, and (iv) negotiate any offers made to purchase the Acquired Assets (collectively, the "BIDDING PROCESS"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever to any person who is not determined to be a Qualified Bidder other than the Committee and the Agent for the Lenders, both of which shall be given all relevant information pertaining to the Sale. For purposes of submitting a bid,

----------------
(1) All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

the Committee shall be deemed a Qualified Bidder with respect to the Bidding Procedures and the Auction.

                           PARTICIPATION REQUIREMENTS

         In order to participate in the Bidding Process each person (a "POTENTIAL BIDDER"), other than the Proposed Purchaser or the Committee, must deliver (unless previously delivered) to the Sellers:

                  (i) An executed confidentiality agreement in form and substance satisfactory to the Sellers; and

                  (ii) Current audited financial statements of the Potential
                       Bidder, or, if the Potential Bidder is an entity formed for the purpose of acquiring the Acquired Assets, current audited financial statements of the equity holder(s) of the Potential Bidder, or such other form of financial disclosure acceptable to the Sellers and their advisors, the Committee and the Agent for the Lenders demonstrating such Potential Bidder's ability to close a proposed transaction.

         A Qualified Bidder is a Potential Bidder that timely delivers the documents described in subparagraphs (i) and (ii), whose financial information demonstrates the financial capability of the Potential Bidder to consummate the Sale, and that the Sellers, in consultation with counsel to the Committee and the Agent for the Lenders, determines is reasonably likely (based on availability of financing, experience and other considerations) to submit a bona fide offer and to be able to consummate the Sale if selected as the Successful Bidder.

         Within two business days after a Potential Bidder delivers all of the materials required by subparagraphs (i) and (ii) above, the Sellers, in consultation with counsel to the Committee and the Agent for the Lenders, shall determine, and shall notify the Potential Bidder, if such Potential Bidder is a Qualified Bidder.

                                  DUE DILIGENCE

         The Sellers may afford any Qualified Bidder the opportunity to conduct a due diligence review. The Sellers will designate an employee or other representative to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. The Sellers shall not be obligated to furnish any due diligence information after the Bid Deadline (as hereinafter defined). Neither the Sellers nor any of their respective representatives are obligated to furnish any information to any person. Bidders are advised to exercise their own discretion before relying on any information provided by anyone other than the Sellers or their representatives.

         Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to conduct any and all due diligence regarding the Acquired Assets prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Acquired Assets in making its bid, and that it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Acquired Assets, or the completeness of any information provided in connection therewith or the Auction, except as expressly stated in these Bidding Procedures or, as to the Successful Bidders, the Agreement.

                                  BID DEADLINE

                  A Qualified Bidder who desires to make a bid shall deliver a written and electronic copy of its bid to (1) Gregg M. Galardi, Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, P.O. Box 636, Wilmington, Delaware 19801; and (2) Kenneth Tuchman, Dresdner Kleinwort Wasserstein, Inc. ("WASSERSTEIN"), 1301 Avenue of the Americas, 43rd Floor, New York, NY 10019, not later than 4:00 p.m. (prevailing Eastern time) on June 25, 2002 (the "Bid Deadline"). Wasserstein shall then distribute copies of the bids to (i) counsel for the Agent for the Lenders, (ii) counsel for the Committee, (iii) counsel for the Proposed Purchaser and (iv) counsel to all other Qualified Bidders submitting Qualified Bids. The Sellers shall announce the terms of the highest and best Qualified Bid received by the Bid Deadline, after consultation with the Agent for the Lenders, and the Committee, by 9:00 a.m. (prevailing Eastern time) on June 26, 2002.

                                BID REQUIREMENTS

         All bids must include the following documents (the "REQUIRED BID DOCUMENTS"):

               o A letter stating that the bidder's offer is irrevocable until the later of (x) 2 business days after the Acquired Assets have been disposed of pursuant to these Bidding Procedures, and (y) 30 days after the Sale Hearing.

               o An executed copy of the Agreement marked to show those
                 amendments and modifications to such agreement that the Qualified Bidder proposes, including the Consideration (as defined in the Agreement) or, in the case of the Committee, a plan of reorganization.

               o A good faith deposit (the "GOOD FAITH DEPOSIT") in the form of a certified check (or other form acceptable to the Sellers in their sole discretion) payable to the order of the Sellers (or such other party as the Sellers may determine) in an amount equal to ten million dollars ($10,000,000).

               o Written evidence of a commitment for financing or other
                 evidence of ability to consummate the proposed transaction satisfactory to the Sellers and its advisors.

               o A statement by each Qualified Bidder as to whether such Bidder intends to assume any liabilities associated with any defined benefit plan sponsored by the Sellers.

               o A statement by each Qualified Bidder identifying which
                 unexpired leases or executory contracts of the Sellers such Bidder intends to assume as the designated Assumed Contracts in connection with the Transactions.

               o A statement by each Qualified Bidder indicating whether such
                 Qualified Bidder would agree to sponsor a certain Medicare supplement health insurance implemented by Polaroid Corporation in October 2001, underwritten by Hartford Life Insurance Company, and administered by Americana Financial Group.

A bid will be considered only if the bid (i) is on terms and conditions (other than the amount of the consideration and the particular liabilities being assumed) that are substantially similar to, and are not materially more burdensome or conditional than, those contained in the Agreement, (ii) is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder, (iii) offers consideration of a value at least $6,000,000 in excess of the Consideration proposed by the Proposed Purchaser in the Agreement, (iv) is not conditioned upon the Bankruptcy Court's approval of any bid protections, such as a break-up fee, termination fee, expense reimbursement, or similar type of payment; (v) acknowledges and represents that the bidder (X) has had an opportunity to conduct any and all due diligence regarding the Acquired Assets prior to making its offer, (Y) has relied solely upon its own independent review, investigation, and/or inspection of any documents and/or the Acquired Assets in making its bid, and (Z) did not rely upon any written or oral statements, representations, promises, warranties, or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Acquired Assets, or the completeness of any information provided in connection therewith or the Auction, except as expressly stated in these Bidding Procedures, and (vi) is received by the Bid Deadline. A bid received from a Qualified Bidder will constitute a "QUALIFIED BID" only if it includes all of the Required Bid Documents and meets all of the above requirements. Notwithstanding the foregoing, the Proposed Purchaser shall be deemed a Qualified Bidder, and the Agreement shall be deemed a Qualified Bid, for all purposes in connection with the bidding process, the Auction, and the Sale.

                                 BID PROTECTION

         Recognizing the Proposed Purchaser's expenditure of time, energy, and resources, the Sellers have agreed to provide certain bidding protections to the Proposed Purchaser. Specifically, the Sellers have determined that the Agreement will further the goals of the Bidding Procedures by setting a floor for which all other Potential Bids must exceed and, therefore, is entitled to be selected as a "STALKING HORSE BID." As a result, the Sellers have agreed that if the Proposed Purchaser is not the Successful Bidder, they shall, in certain circumstances, pay to the Proposed Purchaser a break-up fee equal to $5,000,000 (the "TERMINATION PAYMENT"). In the event the Agreement is terminated pursuant to certain provisions thereof, then the Sellers shall be obligated to pay the Proposed Purchaser's reasonable fees and expenses (including, without limitation, reasonable attorneys' fees, expenses of its financial advisors, and expenses of other consultants) incurred in connection with the Transactions contemplated by the Agreement (the "EXPENSE REIMBURSEMENT"). The payment of the Termination Payment or the Expense Reimbursement (as applicable) shall be governed by the provisions of the Agreement and the Order of the Bankruptcy Court approving the Bidding Procedures.

                                     AUCTION

         After all Qualified Bids have been received, the Sellers shall conduct an auction (the "AUCTION") with respect to the Acquired Assets. Prior to the Auction, the Sellers will give the Proposed Purchaser and all other Qualified Bidders a copy of what they believe to be the highest and best Qualified Bid received. The Proposed Purchaser and other parties-in-interest may seek review by the Bankruptcy Court of the determination by the Sellers whether a bidder is a Qualified Bidder.

         The Auction shall commence at 9:00 a.m. (prevailing Eastern time) on June 26, 2002, at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP, or such later time or other place as agreed by the Proposed Purchaser and the Sellers, after consultation with counsel to the Committee and the Agent for the Lenders, and which the Sellers shall notify all Qualified Bidders who have submitted Qualified Bids. Only a Qualified Bidder who has submitted a Qualified Bid as determined by the Sellers after consultation with the Committee and the Agent for the Lenders or as determined by the Court after a disagreement between the Sellers and the Committee or the Agent for the Lenders is eligible to participate at the Auction. During the Auction, bidding shall begin initially with the highest Qualified Bid (taking into account the Termination Payment) and subsequently continue in minimum increments of at least $1,000,000 higher than the previous bid.

         Upon conclusion of the Auction, the Sellers, in consultation with (a) their financial and business advisors and (b) representatives of the Agent for the Lenders and the Committee, shall (i) review each Qualified Bid or Bids on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale, and (ii) identify the highest and otherwise best offer for the Acquired Assets (the "SUCCESSFUL BID"), which highest and best offer will provide the largest amount of net value to the Sellers after payment of, among other things, the Termination Payment, if necessary.

                          ACCEPTANCE OF QUALIFIED BIDS

         The Sellers shall sell the Acquired Assets for the highest or otherwise best Qualified Bid received at the Auction upon the approval of such Qualified Bid by the Bankruptcy Court after the hearing (the "SALE HEARING"). If, after an Auction in which the Proposed Purchaser (i) shall have bid an amount in excess of the consideration presently provided for in the Agreement with respect to the Transactions and (ii) is the Successful Bidder, it shall, at the Closing under the Agreement, pay, in full satisfaction of the Successful Bid, an amount equal to (a) the amount of the Successful Bid less (b) the $5,000,000 Termination Payment.

         The Sellers' presentation of a particular Qualified Bid to the Bankruptcy Court for approval does not constitute the Sellers' acceptance of the bid. The Sellers will be deemed to have accepted a bid only when the bid has been approved by the Bankruptcy Court at the Sale Hearing. The Proposed Purchaser and other parties-in-interest may seek review by the Bankruptcy Court of the determination by the Sellers of the highest and best Qualified Bid or whether a bidder is a Qualified Bidder.

                                  SALE HEARING

         The Sale Hearing will be held before the Honorable Peter J. Walsh on June 28, 2002 at 9:00 a.m. (prevailing Eastern time) at the United States Bankruptcy Court for the District of Delaware, located in Wilmington, Delaware, but may be adjourned or rescheduled without further notice by an announcement of the adjourned date at the Sale Hearing. At the Sale Hearing, the Sellers shall seek entry of an order, INTER ALIA, authorizing and approving the Sale (i) if no other Qualified Bid is received, to the Proposed Purchaser pursuant to the terms and conditions set forth in the Agreement or (ii) if a Qualified Bidder other than the Proposed Purchaser submits the Successful Bid, to the maker of such Successful Bid.

         Following the Sale Hearing approving the sale of the Acquired Assets to the Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall be authorized, but not required, to consummate the sale with the Qualified Bidder submitting such bid without further order of the Bankruptcy Court.

                          RETURN OF GOOD FAITH DEPOSIT

         Good Faith Deposits of all Qualified Bidders (except for the Successful Bidder) shall be held in an interest-bearing escrow account until two (2) days following the Auction. If a Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Sellers will not have any obligation to return the Good Faith Deposit deposited by such Successful Bidder, and such Good Faith Deposit shall irrevocably become property of the Sellers. The treatment of the Deposit Amount provided by the Proposed Purchaser under the Agreement shall be governed by the provisions of the Agreement.

                                  MODIFICATIONS

                  The Sellers, after consultation with the Agents for the Lenders and the Committee, (a) may determine, which Qualified Bid, if any, is the highest or otherwise best offer, and (b) shall reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid (other than the Proposed Purchaser's bid) that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of sale, or (iii) contrary to the best interests of the Sellers, their estates, and creditors. At or before the Sale Hearing, the Sellers, after consultation with the Agent for the Lenders and the Committee, may impose such other terms and conditions on Qualified Bidders (other than the Proposed Purchaser) as it may determine to be in the best interests of the Sellers' estate, their creditors, and other parties-in-interest herein.

                                                                      EXHIBIT N


                           [HOLDBACK ESCROW AGREEMENT]

                                                                      EXHIBIT O


                                [QUITCLAIM DEEDS]

                                                                      EXHIBIT P


    [FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT CERTIFICATION AND AFFIDAVIT]

                                                                      EXHIBIT Q


                            [PROJECTED BALANCE SHEET]

                                                                     EXHIBIT R


                                  [TAX RECORDS]


            LOCATION OF AVAILABLE TAX DOCUMENTS AND BOOKS AND RECORDS

ENTITY             COUNTRY          LOCATION OF TAX DOCUMENTS AND BOOKS AND RECORDS            CONTACT NAME & TITLE          PHONE
------             -------          -----------------------------------------------            --------------------          -----













                                                                       EXHIBIT S

                              [2002 FINANCIAL PLAN]

                                                                      EXHIBIT T

                             [ACQUISITION AGREEMENT]

The Acquisition Agreement(s) will be provided to the Bankruptcy Court subsequent to the date hereof.

                                                                     EXHIBIT U

                                 [WARRANT TERMS]

                                                                     EXHIBIT V


                      [WIRE INSTRUCTIONS OF THE PURCHASER]














                                      V-1